Exhibit 4(i)
Execution Version
NINTH AMENDED AND RESTATED
FISCAL AND PAYING AGENCY AGREEMENT
among
GENERAL ELECTRIC CAPITAL CORPORATION
GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)
GE CAPITAL CANADA FUNDING COMPANY
GE CAPITAL EUROPEAN FUNDING
GE CAPITAL UK FUNDING
and
THE BANK OF NEW YORK MELLON
and
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
Euro Medium-Term Notes and Other Debt Securities Due
9 Months or More from Date of Issue
Dated as of April 6, 2010

NINTH AMENDED AND RESTATED FISCAL AND PAYING AGENCY AGREEMENT, dated as of April 6, 2010 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (�GE Capital�), GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467), a company incorporated under the laws of the Commonwealth of Australia (�GE Capital Australia Funding�), GE CAPITAL CANADA FUNDING COMPANY, a company incorporated under the laws of the Province of Nova Scotia, Canada (�GE Capital Canada Funding�), GE CAPITAL EUROPEAN FUNDING (�GECEF�) and GE CAPITAL UK FUNDING (�GECUKF�, and together with GECEF, the �Irish Issuers� and each an �Irish Issuer�, each of which was incorporated as a public unlimited liability company under the Irish Companies Acts 1963-2009) (GE Capital Australia Funding, GE Capital Canada Funding, the Irish Issuers and each Additional Issuer (as defined herein) acceding hereto pursuant to Section 19 hereof, each an �Issuer� and collectively, the �Issuers�), THE BANK OF NEW YORK MELLON, as fiscal and principal paying agent, and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as initial registrar and transfer agent (such agreement, as further amended and supplemented from time to time, the �Agreement�).
Pursuant to the Eleventh Amended and Restated Distribution Agreement, dated April 6, 2010, among the Issuers (including GE Capital in its capacity as guarantor (the �Guarantor�) of Notes issued by an Issuer other than GE Capital) and the dealers named therein (the �Dealers�) (as further amended from time to time, the �Distribution Agreement�), each Issuer has agreed to issue from time to time its Euro Medium-Term Notes (�Medium Term Notes�) and other debt securities (�Other Debt Securities�) having maturities from 9 months or more from date of issue (collectively, Medium Term Notes and Other Debt Securities are referred to herein as the �Notes�). The Guarantor has agreed to guarantee Notes issued pursuant to this Agreement by each Issuer other than GE Capital in the form of the guarantee attached hereto as Exhibit D-1 (the �Guarantee�). Administrative procedures, which have been agreed to by the Issuers (including GE Capital in its capacity as Guarantor) and the Dealers as of the date hereof, are attached as Exhibit A hereto (such procedures, as amended from time to time pursuant to the Distribution Agreement, are hereinafter referred to as the �Administrative Procedures�).
Pursuant to this Agreement, the Eighth Amended and Restated Fiscal and Paying Agency Agreement dated May 12, 2006 (the �Prior Agency Agreement�) shall be amended and restated on the terms of this Agreement. Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement, but this shall not affect any Notes issued prior to the date of this Agreement. Subject to such amendment and restatement, the Prior Agency Agreement shall continue in full force and effect.
1.        Appointment of Paying Agents. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor hereby appoint The Bank of New York Mellon, acting through its London Branch located at One Canada Square, London E14 5AL, as the fiscal agent and as the principal paying agent (in such capacities and including any successor fiscal and paying agent appointed hereunder, the �Fiscal and Paying Agent�, and, together with any other paying agents appointed by the relevant Issuer and the Guarantor, the �Paying Agents�), in respect of the Notes, upon the terms and subject to the conditions stated herein and in the Notes certified from time to time pursuant to Section 2 hereof. The Fiscal and Paying Agent hereby accepts such appointment and agrees, upon such terms and subject to such conditions, to perform its obligations under this Agreement, the Notes certified from time to time pursuant to Section 2 hereof and the Administrative Procedures. In addition, unless otherwise agreed by the parties hereto, the Fiscal and Paying Agent agrees to appoint its local branch or affiliate located in the jurisdiction of the country where any Notes are listed from time to time as an additional paying agent, to the extent required by the rules and regulations of the applicable exchange and to the extent the Fiscal and Paying Agent has a branch or affiliate located in such jurisdiction.

2.        Notes Issuable in Series.
(a)      Each Issuer may issue Notes hereunder in one or more series of Notes, each series (a �Series�) having identical terms but for authentication date, effectuation date (in the case of an NGN or Registered Note issued under the NSS, each as defined below) and public offering price; provided that a Series of Notes may not comprise Notes in bearer form (�Bearer Notes�) and Notes in registered form (�Registered Notes�). Each such Series may contain one or more tranches of Notes, each such tranche (a �Tranche�) having identical terms, including authentication date and public offering price; provided that a Tranche of Notes may not comprise Bearer Notes and Registered Notes.
(b)      Notes issued hereunder shall be issued pursuant to authority granted by the Board of Directors of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor or any duly authorized committee thereof and shall be in such form as shall be certified to the Fiscal and Paying Agent from time to time by any one authorized person, as specified in Section 3(a) hereof.
(c)      Prior to the issue of the first Tranche of Notes of a Series hereunder, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall advise the Fiscal and Paying Agent in writing of the following terms which shall be applicable to such Series of Notes (each such set of written instructions shall be provided by such persons as are designated by an Issuer Authorized Representative (as defined in Section 3(a)) from time to time in an incumbency certificate delivered to the Fiscal and Paying Agent and shall hereinafter be referred to as a �Corporate Order�):
  (1)      the title of the Series (which shall distinguish the Notes of such Series from all other Notes), including identifying whether such series will be issued as Medium Term Notes or Other Debt Securities;
  (2)      any limit upon the aggregate principal amount of the Notes of such Series which may be authenticated and effectuated (as applicable) and delivered under this Agreement (except for Notes authenticated and effectuated (as applicable) and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Sections 3, 4, 6 and 7);
  (3)      the date or dates on which the principal of and premium, if any, on the Notes of the Series are payable;
  (4)      the rate or rates, or the method of determination thereof, at which the Notes of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of any Registered Note, if other than as set forth in Section 3, the record dates for the determination of holders to whom interest is payable;
  (5)      the place or places where the principal of, and premium, if any, and interest on Notes of the Series shall be payable;
  (6)      the currency or composite currency in which the Notes of such Series are denominated (the �Specified Currency�);

  (7)      the currency or currencies in which payments on the Notes of such Series are payable, if other than the Specified Currency;
  (8)      the price or prices at which, the period or periods within which and the terms and conditions upon which the Notes of such Series may be redeemed, in whole or in part, at the option of the relevant Issuer, pursuant to any sinking fund or otherwise;
  (9)      the obligation, if any, of the relevant Issuer or the Guarantor to redeem, purchase or repay the Notes of such Series pursuant to any right to do so contained in the Notes or pursuant to sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the Notes of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
  (10)    the denominations in which the Notes of such Series shall be issuable, in all cases subject to compliance with all applicable laws and regulations;
  (11)    if other than the principal amount thereof, the portion of the principal amount of the Notes of such Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 8;
  (12)    if the principal of, premium, if any, or interest on the Notes of such Series are to be payable, at the election of the relevant Issuer or the Guarantor or a holder thereof, in a currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;
  (13)    if the amount of payments of principal, of premium, if any, and of interest on the Notes of such Series may be determined with reference to an index based on currency other than the Specified Currency, the manner in which such amounts shall be determined;
  (14)    if other than as provided in Sections 3, 4 and 5 hereof, whether the Notes of such Series will be issuable as Registered Notes or Bearer Notes (with or without coupons), or any combination of the foregoing, any restriction applicable to the offer, sale or delivery of Bearer Notes or the payment of interest thereon and the terms upon which Bearer Notes of any Series may be exchanged for Registered Notes of such Series, except that the Notes of such Series shall only be issuable as Bearer Notes unless otherwise provided in such Corporate Order;
  (15)    if Bearer Notes are to be issued, whether the temporary global Note and permanent global Note to be issued are intended to be issued in new global note (�NGN�) form or classic global note (�CGN�) form and whether a NGN is intended to be held in a manner which would allow Eurosystem eligibility (a �Eurosystem-eligible NGN�);
  (16)    if Registered Notes are to be issued in global form, whether the global Note to be issued is intended to be issued under the new safekeeping structure (the �NSS�) or under the classic safekeeping structure (�CSS�) and whether a global Note issued under the NSS is intended to be held in a manner which would allow Eurosystem eligibility (a �Eurosystem-eligible NSS�);

  (17)    any Events of Default with respect to the Notes of such Series, if not set forth herein;
  (18)    if other than those named herein, any other depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to such Series;
  (19)    the stock exchange, competent authority and/or market, if any, on or by which the Notes will be listed and/or admitted to trading and related information;
  (20)    any applicable restrictions on the transfer of any of the Notes of such Series;
  (21)    whether Notes of such Series and/or the related Guarantee, if any, are senior or subordinated and, if such Notes and/or Guarantee are subordinated, the terms of such subordination; and
  (22)    any other terms of the Series (which terms shall not be inconsistent with the provisions of this Agreement).
All Notes of any one Series and coupons, if any, appertaining thereto, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Corporate Order. The Notes and the coupons, if any, appertaining thereto shall be in substantially such form as shall be established pursuant to a resolution of the Board of Directors of the relevant Issuer and the Guarantor, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with the directions of Euroclear Bank S.A./N.V. as operator of the Euroclear System (�Euroclear�), Clearstream Banking, soci�t� anonyme (�Clearstream, Luxembourg�) or any other clearance system specified for a particular Tranche or Series of Notes, or any successors thereto, or with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, competent authority and/or market on or by which such Notes may be listed and/or admitted to trading or to conform to usage.
(d)      An additional Tranche of the same Series may be issued subsequent to the original issue date of any Notes of such Series (hereinafter called �Additional Notes�) following the receipt by the Fiscal and Paying Agent of a Corporate Order pertaining to such Tranche, which Corporate Order will identify the Series to which such Tranche belongs and the issue date and aggregate principal amount of the Notes of such Tranche. Any such Additional Notes shall be issued initially as provided in Section 3. In the event Additional Notes are issued prior to the Exchange Date (as hereinafter defined) for a temporary global Bearer Note representing a prior Tranche of Notes of the same Series, the Exchange Date for such prior Tranche of Notes may be extended to a date not less than 40 days after the issue date of such Additional Notes; provided however, in no event shall the Exchange Date for any Tranche of Notes be extended to a date more than 160 days after their issue date. Additional Notes, together with each prior and subsequent Tranche of Notes of the same Series, shall constitute one and the same Series of Notes for all purposes under this Agreement; provided, however, that such consolidation of Additional Notes issued after the Exchange Date will occur only following the exchange of interests in the

Temporary Global Note for interests in the Permanent Global Note or Definitive Notes upon certification of non-U.S. beneficial ownership.
3.        Execution and Authentication of Notes; Date and Denomination of Notes
(a)      Execution, delivery and safekeeping of Notes.  The Notes and, if applicable, coupons appertaining thereto in the form certified to the Fiscal and Paying Agent pursuant to the provisions of Section 2(b) shall each be executed (i) in the case of Notes issued by GE Capital, by any one of GE Capital�s Chairman, one of its Presidents, its Vice Chairman and Chief Financial Officer, its Senior Vice President-Corporate Treasury and Global Funding Operation or by a duly authorized attorney-in-fact of GE Capital or (ii) in the case of Notes issued by an Issuer other than GE Capital, by a duly authorized officer of such Issuer or a duly authorized attorney-in-fact of such Issuer (each an �Issuer Authorized Representative�). Such signatures may be the manual or facsimile signatures of any person who, at the time of such execution, holds any such office or of a duly authorized attorney-in-fact. Any signature in facsimile may be imprinted or otherwise reproduced on the Notes or the coupons. Each definitive Note shall have imprinted thereon a facsimile of the corporate seal of the relevant Issuer attested by the Secretary or any Assistant Secretary of such Issuer. In case any authorized officer of such Issuer or attorney-in-fact who shall have signed any Note or coupon shall cease to hold such office or be such attorney-in-fact before the Note so signed (or the Note to which the coupon so signed is attached) shall be authenticated and delivered by the Fiscal and Paying Agent or disposed of by such Issuer, such Note or coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note or coupon had not ceased to hold such office or be such attorney-in-fact; and any Note or coupon may be signed on behalf of such Issuer by any person who, as at the actual date of the execution of such Note or coupon, shall hold such office or be an attorney-in-fact, although at the date of the execution and delivery of this Agreement any such person did not hold such office or was not an attorney-in-fact.
The relevant Issuer will furnish the Fiscal and Paying Agent with an adequate supply of Notes, which will be blank as to certain terms of such Notes, having attached thereto appropriate coupons, if any, in the forms approved in accordance with Section 2(b) of this Agreement, bearing consecutive control numbers. Such blank Notes shall have been executed by an Issuer Authorized Representative and attested by the Secretary or an Assistant Secretary of such Issuer in accordance with this Section. The Fiscal and Paying Agent or its designated agent will hold such blank Notes in safekeeping in accordance with its customary practice. Only upon notice from the Company of the Final Terms for an issuance of Notes in accordance with this Agreement and the Administrative Procedures set forth in Exhibit A, the Fiscal and Paying Agent shall, in accordance with the Administrative Procedures, append the Final Terms to such blank Note, authenticate and issue such Notes in the order of the control numbers imprinted thereon. Once such Notes have been executed, authenticated and effectuated in accordance with this Agreement and the Administrative Procedures, the presence of blanks or placeholders in the Notes alone shall not affect the validity of such Notes. The Fiscal and Paying Agent will permit the relevant Issuer and its agents, at all reasonable times and upon reasonable notice, to examine the Notes and all books, records and other materials and information of the Fiscal and Paying Agent relating thereto.
(b)      Execution of Guarantee.  The Guarantee endorsed on Notes issued by an Issuer other than GE Capital shall be executed on behalf of the Guarantor by any one of its Chairman, one of its Presidents, its Vice Chairman and Chief Financial Officer, its Senior Vice President-Corporate Treasury and Global Funding Operation or by a duly authorized attorney-in-fact. Such signatures may be the manual or facsimile signatures of any person who, at the time of such execution, holds any such office or of a duly authorized attorney-in-fact. Any signature in facsimile may be imprinted or otherwise reproduced on the Guarantee endorsed on such Notes. Each Guarantee endorsed on each definitive Note shall have imprinted thereon a facsimile of the corporate seal of the Guarantor. In case any authorized officer of the Guarantor or attorney-in-fact who shall have signed any Guarantee shall cease to hold such office or be such attorney-in-fact before the Note endorsed with the Guarantee so signed shall be authenticated and delivered by the Fiscal and Paying Agent or disposed of by the relevant Issuer, such Note or coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantee endorsed on such Note had not ceased to hold such office or be such attorney-in-fact; and any Guarantee may be signed on behalf of the Guarantor by any person who, as at the actual date of the execution of such Guarantee, shall hold such office or be an attorney-in-fact, although at the date of the execution and delivery of this Agreement any such person did not hold such office or was not an attorney-in-fact.
(c)      Authentication of temporary global Notes.  Unless otherwise specified in the applicable Corporate Order or by the relevant Dealer or Dealers, each Tranche of Bearer Notes, including any Tranche of Additional Notes issued prior to the Exchange Date for a prior Tranche of Bearer Notes of the same Series, shall initially be issued in the form of a single temporary global Note. The temporary global Notes shall be authenticated by the Fiscal and Paying Agent or by a duly authorized officer or attorney-in-fact of the Fiscal and Paying Agent, upon the same conditions, in substantially the same manner and with the same effect as the definitive Notes, and shall be deposited with a common depositary (the �Common Depositary�) (if the temporary global Note is a CGN) or specified common safekeeper (the �Common Safekeeper�) (if the temporary global Note is a NGN) for the accounts of Euroclear and Clearstream, Luxembourg or any other recognized and agreed clearing system (in the case of a CGN). In the case of the temporary global Note which is a Eurosystem-eligible NGN, the Fiscal and Paying Agent will instruct the Common Safekeeper to effectuate the same. The Fiscal and Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect the initial outstanding aggregrate principal amount of the relevant Tranche of Notes (if the temporary global Note is an NGN) and credit the respective securities clearance accounts of the relevant Dealers (or to such other accounts as they may have directed) maintained with Euroclear, Clearstream, Luxembourg or other recognized and agreed clearing system. For purposes of this Agreement �Exchange Date� for any Series of Notes shall mean the first Business Day that is at least 40 days after the issue date of such Series; provided that in the event a Tranche of Additional Notes of the same Series is issued prior to the Exchange Date of a prior Tranche of such Series (as such Exchange Date may have been extended pursuant to this sentence), such Exchange Date shall be extended (or further extended, as the case may be) to a date not earlier than 40 days after the issue date of such subsequent Tranche; provided however, in no event shall the Exchange Date for any Tranche of Notes be extended to a date more than 160 days after their issue date. No such exchange will be made on a day that is not a London Business Day, but shall instead be made on the next succeeding day that is a London Business Day. For the purposes of this Clause 3(c) �London Business Day� means a day upon which banks are generally open for business (including dealings in foreign currency) in London, England.
(d)      Exchange of temporary global Notes; certification requirements.  On or up to 10 days prior to the Exchange Date for any Series of Notes held in temporary global form, the holders of such temporary global Note shall deliver to Euroclear, Clearstream, Luxembourg or other recognized and agreed clearance system, as the case may be, a certificate substantially in the form set forth in Exhibit B-1 hereto, copies of which certificate shall be available at the offices of Euroclear, Clearstream, Luxembourg or other clearance system, the Fiscal and Paying Agent, and each other paying agent of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. On or after the

Exchange Date for any Series of Notes, upon the request of the Common Depositary (in the case of a CGN) or the common service provider as described in Appendix 1 hereto (a �Common Service Provider�) (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg or other clearance system (in the case of a CGN), acting in turn on behalf of such holders, the Fiscal and Paying Agent shall authenticate a permanent global Note in bearer form or (if specified in the applicable Corporate Order) definitive Bearer Notes and/or definitive Registered Notes in the amounts requested in an aggregate principal amount equal to the aggregate principal amount of the temporary global Note beneficially owned by such owners, but only upon delivery by Euroclear, Clearstream, Luxembourg and/or other clearance system, acting on behalf of such owners, to the Fiscal and Paying Agent or its duly authorized attorney-in-fact of a certificate or certificates substantially in the form set forth in Exhibit B-2 hereto. Such permanent global Note, if any, shall be authenticated by the Fiscal and Paying Agent or by a duly authorized officer or attorney-in-fact of the Fiscal and Paying Agent, upon the same conditions, in substantially the same manner and with the same effect as the definitive Notes, and shall be deposited with the Common Depositary (if the permanent global Note is a CGN) or the Common Safekeeper (if the permanent global Note is a NGN) for the accounts of Euroclear, Clearstream, Luxembourg and/or other clearance system (in the case of a CGN) for credit to the respective accounts of such holders. In the case of a permanent global Note which is a Eurosystem-eligible NGN, the Fiscal and Paying Agent shall instruct the Common Safekeeper to effectuate the same.
Upon any such exchange of all or a portion of a temporary global Note for a permanent global Note or definitive Notes, the Fiscal and Paying Agent shall (i) in the case of a permanent global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange or (ii) in the case of any global Note which is a CGN, procure that the relevant global Note be endorsed by the Fiscal and Paying Agent or its duly authorized attorney-in-fact to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such permanent global Note or definitive Notes as to which certification has been provided as set forth in the preceding paragraph.
(e)    Delivery of authenticated global Note by electronic means.  Where the Fiscal and Paying Agent delivers any authenticated global Note which is either an NGN or a global Registered Note issued under the NSS to a Common Safekeeper for effectuation using electronic means, it is authorised and instructed to destroy such global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant global Note has been effectuated.
(f)    Exchange of permanent global Note; certification requirements.  Holders of Notes desiring to exchange their interests in any permanent global Note for definitive Notes in bearer form or (if the relevant Corporate Order so allows) for definitive Notes in registered form shall instruct Euroclear, Clearstream, Luxembourg or other clearance system, as the case may be, to request such exchange on their behalf and shall deliver to Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, a certificate substantially in the form set forth in Exhibit C-1 hereto, copies of which certificate shall be available at the offices of Euroclear, Clearstream, Luxembourg or other clearance system, the Fiscal and Paying Agent and each other paying agent of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. Upon the request of the Common Depositary (in the case of a CGN) or the Common Service Provider (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg and/or other clearance system (in the case of a CGN), acting in turn on behalf of such holders, the Fiscal and Paying Agent shall, upon 30 days� written notice, authenticate and deliver outside the United States and outside the jurisdiction of incorporation or organization of the relevant Issuer (except in compliance with the securities and other laws and regulations of such jurisdiction, including any applicable laws and regulations of any political subdivision thereof) to or for the account of such holders, definitive Notes in an aggregate principal amount equal to the aggregate principal amount of such permanent global Note, but only upon delivery by Euroclear, Clearstream, Luxembourg and/or other clearance system, acting on behalf of such owners, to the Fiscal and Paying Agent or its duly authorized attorney-in-fact of a certificate or certificates substantially in the form set forth in Exhibit C-2 hereto. All expenses incurred as a result of any such exchange shall be paid by the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. Notwithstanding anything to the contrary contained in this subsection 3(e), the Fiscal Agent shall not be required to exchange the entire aggregate principal amount of a permanent global Note for definitive Bearer Notes in the event holders of less than the entire aggregate principal amount of the permanent global Note have requested definitive Bearer Notes, provided the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the permanent global Note to be so exchanged.
Each permanent global Note shall in all respects be entitled to the same benefits under this Agreement as definitive Notes authenticated and delivered hereunder.
Any certification referred to in Section 3(c) or (d) above which is delivered to the Fiscal and Paying Agent by Euroclear, Clearstream, Luxembourg or other clearance system, as the case may be, may be relied upon by the Fiscal and Paying Agent as conclusive evidence that the corresponding certification or certifications of the holder or holders have been delivered to Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, pursuant to the terms of this Agreement and the terms of the Notes.
(g)    Authentication of Registered Notes.  If so specified in the applicable Corporate Order, Notes of any Series may be issued in fully registered form. Such Corporate Order will specify whether Registered Notes of such Series may be issued in exchange for Bearer Notes of such Series and whether the Notes of such Series may initially be issued in permanent global or definitive form. In the case of permanent global Registered Notes, (i) if the global Registered Note is intended to be issued under the CSS, it shall be registered in the name of a nominee for and deposited with the Common Depositary for the accounts of Euroclear, Clearstream, Luxembourg, and/or another recognized clearance system, or (ii) if the global Registered Note is intended to be issued under the NSS, it shall be registered in the name of a nominee of the Common Safekeeper for Euroclear and Clearstream, Luxembourg, in each case for credit to the respective securities clearance accounts of the relevant Dealer (or to such other accounts as they may have directed) maintained with Euroclear, Clearstream, Luxembourg, another clearance system or The Depository Trust Company in New York City for credit to the respective accounts of the relevant Dealers (or to such other accounts as they may have directed) maintained with The Depository Trust Company or such other clearance and settlement organization as is specified in the applicable Corporate Order. Unless otherwise specified in the applicable Corporate Order or by the relevant Dealer or Dealers, each Tranche of global Registered Notes, shall initially be issued in the form of a single global Registered Note. The global Registered Note shall be authenticated by the Fiscal and Paying Agent or by a duly authorized officer or attorney-in-fact of the Fiscal and Paying Agent, upon the same conditions, in substantially the same manner and with the same effect as any definitive Registered Notes, and shall be registered in the name of a nominee for, and deposited with the Common Depository (if the global Registered Note is issued under the CSS) or the Common Safekeeper (if the global Registered Note is issued under the NSS) for the accounts of Euroclear and Clearstream, Luxembourg or any other recognized and agreed clearing system (in the case of a CSS). If the global Registered Note is intended to be a Eurosystem-eligible NSS, the Fiscal and Paying Agent will instruct the Common Safekeeper to effectuate the same.
4.      Exchange and Registration of Transfer of Notes.
(a)    Exchange of Registered Notes.  Registered Notes of any Series may be exchanged for a like aggregate principal amount of Registered Notes of the same Series of other authorized denominations. Bearer Notes will not be issuable in exchange for Registered Notes.
If so provided in the relevant Corporate Order, Bearer Notes of any Series (with all unmatured coupons, if any, and all matured coupons, if any, then in default, attached thereto) will be exchangeable (upon the terms, set forth in Section 3) for Registered Notes of the same Series of any authorized denominations and in an equal aggregate principal amount. Bearer Notes surrendered in exchange for Registered Notes after the close of business on (i) any record date with respect to any regular payment of interest and before the opening of business at such office on the relevant interest payment date or (ii) any record date to be established for the payment of defaulted interest and before the opening of business on the related proposed date for payment of defaulted interest, shall be surrendered without the coupon relating to such date for payment of interest.
Notes to be exchanged pursuant to the preceding two paragraphs shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor for such purpose in accordance with the provisions of Section 5 or at any of such other offices or agencies as may be designated and maintained by such Issuer and the Guarantor for such purpose in accordance with the provisions of Section 5, and such Issuer shall execute and register, the Guarantor shall cause the Guarantee to be endorsed thereon and the Fiscal and Paying Agent shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive. The term �Noteholder,� �holder of Notes,� or other similar terms, shall mean, (a) with respect to any Registered Note, the person in whose name at the time such Registered Note is registered on the books of the relevant Issuer kept for that purpose in accordance with the terms hereof or (b) with respect to any Bearer Note, the bearer thereof. Each person designated by the relevant Issuer as a person authorized to register and register transfer of the Notes is sometimes herein referred to as a �Registrar.� In no event shall such Issuer designate more than one Registrar for each Series of Registered Notes. No person shall at any time be designated as or act as a Registrar unless such person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.
(b)    Transfers of Registered Notes.  Each Registrar shall keep, at each such office or agency outside of the United Kingdom, a register for each Series of Notes (for which it has been appointed Registrar) issuable in registered form (the registers of all Registrars being herein sometimes collectively referred to as the �Register�) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall register Registered Notes and shall register the transfer of Registered Notes as herein provided. The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Register shall be open for inspection by the relevant Issuer, the Guarantor, the Fiscal and Paying Agent and any Registrar. Upon due presentment for registration of transfer of any Registered Note of any Series at any designated office or agency, such Issuer shall execute, the Guarantor shall (in the case of Notes issued by an Issuer other than GE Capital) cause the Guarantee to be endorsed thereon, the Registrar shall register and the Fiscal and

Paying Agent shall authenticate and deliver in the name of the transferee or transferees a new Registered Note or Registered Notes of the same Series for an equal aggregate principal amount. Registration or registration of transfer of any Registered Note by any Registrar in the Register maintained by such Registrar, and delivery of such Registered Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Registered Note.
All Registered Notes presented for registration of transfer or for exchange, redemption, repayment or payment shall (i) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Registrar duly executed by, the holder or his attorney duly authorized in writing and (ii) be accompanied by a duly completed Form W-8BEN or other applicable form required by the United States Internal Revenue Code of 1986, as amended, of the transferee.
If so specified in the applicable Corporate Order, the transfer of some or all of the Registered Notes of any Series may be subject to the restrictions set forth therein. If so specified in such Corporate Order, the Registrar for such Notes shall not register the transfer of any such Notes absent compliance with such restrictions.
(c)    Exchange and transfer of Bearer Notes.  Bearer Notes in definitive form of any Series will be exchangeable for Bearer Notes in definitive form of the same Series in other authorized denominations, in an equal aggregate principal amount. Bearer Notes to be so exchanged shall be surrendered, at the option of the holders thereof, at the office of any Paying Agent appointed by the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor to perform such service in accordance with the provisions of Section 5, and such Issuer shall execute, the Guarantor shall cause the Guarantee to be endorsed thereon and such Paying Agent shall authenticate and deliver in exchange therefor the Bearer Note or Notes which the Noteholder making the exchange shall be entitled to receive. Bearer Notes and any coupons appertaining thereto will be transferable by delivery.
(d)    Repository of master list of holders of Registered Notes.  The relevant Issuer will at all times designate one person (who may be such Issuer and who need not be the Registrar of any Series) to act as repository of a master list of names and addresses of the holders of the Registered Notes. The Bank of New York Mellon (Luxembourg) S.A. shall act as such repository unless and until some other person is, by written notice from such Issuer to The Bank of New York Mellon (Luxembourg) S.A., copied to the fiscal and paying agent and each Registrar, designated by such Issuer to act as such. Such Issuer shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain such master list on as current a basis as is practicable. For so long as any permanent global Registered Note is held under the NSS, a nominee for the Common Safekeeper for Euroclear and Clearstream, Luxembourg shall be the registered holder of such Notes and the permanent global Registered Note representing such Notes shall include a legend to the foregoing effect.
(e)    Miscellaneous.  Except as provided in Section 3(d), no service charge shall be made for any exchange or registration of transfer of Notes, but the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor may require payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in connection therewith.

The relevant Issuer shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of fifteen calendar days preceding the first publication of the relevant notice of redemption, or if Registered Notes are outstanding and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Notes selected for redemption, in whole or in part, except the unredeemed portion of any such Registered Notes being redeemed in part, or (iii) to exchange any Bearer Notes selected for redemption, except that such Bearer Notes may be exchanged for Registered Notes of like tenor, provided that such Registered Notes shall be simultaneously surrendered for redemption or (iv) to register transfer of or exchange any Notes surrendered for optional repayment, in whole or in part.
Notwithstanding anything herein or in the terms of any Notes to the contrary, none of the relevant Issuer, the Fiscal and Paying Agent or any agent of such Issuer or the Fiscal and Paying Agent shall be required to exchange any Bearer Note for a Registered Note if such exchange would result in adverse income tax consequences to such Issuer (such as, for example, the inability of such Issuer to deduct from its income, as computed for income tax purposes, the interest payable on the Bearer Notes) under (i) then applicable United States Federal income tax laws, or (ii) in the case of an Issuer other than GE Capital, then applicable income tax laws or regulations of the jurisdiction of incorporation or organization of the Issuer or any political subdivision thereof or therein.
5.            Payments of Principal, Premium and Interest; Paying Agents.
(a)    Payment generally.  In order to provide for the payment of the principal of, premium and interest on each Series of Notes as the same shall become due and payable on any payment date, the relevant Issuer hereby agrees to pay to the Fiscal and Paying Agent at the place and in the manner specified below or to such account or at such offices of any paying agent outside of the United States and, in the case of Notes issued by an Issuer other than GE Capital, outside the jurisdiction of incorporation or organization of the relevant Issuer, as the Fiscal and Paying Agent shall specify in writing to such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, such writing to be delivered not less than five calendar days prior to the payment date, in such currency or currency units as shall be required to make the payment due on such payment date, on each interest payment date and on the maturity date of such Series of Notes or any date fixed for redemption or acceleration of such Series of Notes (in each case determined in accordance with the terms of such Notes), in immediately available funds available on such interest payment, maturity, redemption or acceleration date, as the case may be, in an aggregate amount which (together with any funds then held by the Fiscal and Paying Agent and available for the purpose) shall be sufficient to pay the entire amount of the principal of, premium and interest on such Series of Notes (including Additional Amounts (as defined below), if any, becoming due on such interest payment, maturity, redemption or acceleration date), and the Fiscal and Paying Agent shall hold such amount in trust and apply it to the payment of any such principal, premium or interest on such interest payment, maturity, redemption or acceleration date. Nothing contained herein shall be construed to require the Fiscal and Paying Agent or any other paying agent to make any payment to the holder of a Note until funds have been received from the relevant Issuer pursuant to this Section.
(b)    Payments on temporary global Notes; certification requirements.    Holders of any temporary global Note may receive interest payments prior to the Exchange Date of such temporary global Note; provided such holders deliver a certificate or certificates to Euroclear, Clearstream, Luxembourg or, if specified in the Corporate Order, other recognized clearing system substantially in the form set forth in Exhibit B-1 and instruct Euroclear, Clearstream, Luxembourg or other clearance system, as the case may be, to request such interest payment on their behalf. Upon the request of the Common

Depositary (in the case of a CGN) or the Common Service Provider (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg or other clearance system, acting in turn on behalf of holders of Notes, the Fiscal and Paying Agent shall make payments of interest to the holders of interests in temporary global Notes, but only upon delivery by Euroclear, Clearstream, Luxembourg, or other clearance system, acting on behalf of such owners, to the Fiscal and Paying Agent or its duly authorized attorney-in-fact of a certificate or certificates substantially in the form set forth in Exhibit B-2 hereto.
In the event of redemption or acceleration of all or any part of any temporary global Note prior to its Exchange Date, holders will be entitled to receive payment on or after the date fixed for such redemption or on which such acceleration occurs upon compliance by such holders and Euroclear, Clearstream, Luxembourg or other clearance system, as applicable, with the provisions of the preceding paragraph of this Section.
(c)    Payments on Registered Notes.    The person in whose name any Registered Note of a particular Series is registered at the close of business or on any Record Date (as hereinafter defined) with respect to any interest payment date for such Series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Registered Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such interest payment date; provided however, that (i) if and to the extent that the relevant Issuer shall default in the payment of the interest on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Registered Notes of such Series are registered on a subsequent Record Date established by notice given by mail by or on behalf of such Issuer to the holders of such Registered Notes not less than 15 calendar days preceding such subsequent Record Date, such Record Date to be not less than five calendar days preceding the date or payment of such defaulted interest and (ii) interest payable at maturity, redemption or repayment of such Registered Note shall be payable to the person to whom principal shall be payable. The term �Record Date� as used in this Section with respect to any regular interest payment date, shall mean the calendar day preceding such interest payment date, whether or not such calendar day shall be a Business Day (as defined in Section 22).
Interest on Registered Notes may at the option of the relevant Issuer be paid by check mailed to the persons entitled thereto at their respective addresses as such appear in the Register, or, at the option of any holder of $5,000,000 (or the equivalent thereof in one or more foreign or composite currencies) or more aggregate principal amount of Registered Notes of any Series and subject to applicable laws and regulations, be made by transfer to an account denominated in the currency in which such payment is to be made, maintained by such holder, if appropriate wire transfer instructions have been received by such Issuer or its agent not less than 10 calendar days prior to the applicable interest payment date.
(d)    Payments on Bearer Notes.    Payments on Bearer Notes or the coupons appertaining thereto will, upon presentation of such Notes or coupons at a designated office outside of the United States, at the holder�s option and subject to applicable laws and regulations, be made by check or wire transfer to an account denominated in the Specified Currency (unless otherwise provided in the applicable Corporate Order) in which such payment is to be made, maintained by such holder with a bank outside the United States and (in the case of Notes issued by an Issuer other than GE Capital) outside the jurisdiction of organization of the Issuer, if appropriate wire transfer instructions have been received by the relevant Issuer or its agent not less than 10 calendar days prior to the applicable interest payment date.
The relevant Issuer will maintain one or more offices or agencies in a city or cities located outside the United States and (in the case of Notes issued by an Issuer other than GE Capital) outside the country of incorporation or organization of the relevant Issuer (including any city or country in which such an agency is required to be maintained under the rules of any stock exchange on which any of the Notes are listed) where any Bearer Notes issued hereunder and coupons, if any, appertaining thereto may be presented for payment. No payment on any Bearer Note or coupon will be made upon presentation of such Bearer Note or coupon at an agency of the relevant Issuer or the Guarantor within the United States or (in the case of Notes issued by an Issuer other than GE Capital) within the country of incorporation or organization of the relevant Issuer nor will any payment be made by transfer to an account in, or by check mailed to an address in, the United States or (in the case of Notes issued by an Issuer other than GE Capital) in the country of incorporation or organization of the relevant Issuer unless pursuant to applicable United States law or the laws or regulations of the country of incorporation or organization of the relevant Issuer or any political subdivision thereof or therein (in the case of Notes issued by an Issuer other than GE Capital) then in effect, such payment can be made without adverse tax consequences to such Issuer. Notwithstanding the foregoing, (a) payments in U.S. dollars on Bearer Notes and coupons appertaining thereto may be made at an agency of such Issuer maintained in the Borough of Manhattan, The City of New York if such payment in U.S. dollars at each agency maintained by such Issuer outside the United States for payment on such Bearer Notes is illegal or effectively precluded by exchange controls or other similar restrictions, (b) payments in Canadian dollars on Bearer Notes and Coupons appertaining thereto may be made at an agency of such Issuer maintained in the City of Toronto if such payment in Canadian dollars at each agency maintained by such Issuer outside Canada for payment on such Bearer Notes is illegal or effectively precluded by exchange controls or similar restrictions, and (c) (in the case of Notes issued by an Issuer other than GE Capital) payments in such other currencies on Bearer Notes and Coupons appertaining thereto may be made at such location within the country of incorporation or organization of the relevant Issuer (other than the United States) as may be specified in the applicable Corporate Order or otherwise as permitted by applicable laws and regulations of such country or any political subdivision thereof or therein.
(e)    Place of payment.  As long as any Registered Notes remain outstanding hereunder, the relevant Issuer will designate and maintain in London, England an office or agency where such Registered Notes may be presented for payment, and where such Notes may be presented for registration of transfer and for exchange as provided in this Agreement and, for so long as any Registered Notes are listed and/or admitted to trading on or by any stock exchange, competent authority and or market there will at all times be an office or agency for such purposes with a specified office in each location required by the rules and regulations of the relevant stock exchange(s), competent authority(ies) and/or market(s), provided always that the Register for such Registered Notes shall be maintained outside of the United Kingdom.
The relevant Issuer may from time to time designate one or more additional offices or agencies where Notes and any coupons appertaining thereto may be presented for payment, where Notes may be presented for exchange as provided in this Agreement and where Registered Notes may be presented for registration of transfer as in this Agreement provided, and such Issuer may from time to time rescind any such designation, as such Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain the agencies provided for in this Section. Such Issuer will give to the Fiscal and Paying Agent prompt written notice of any such designation or rescission thereof.
The relevant Issuer will give to the Fiscal and Paying Agent written notice of the location of each such office or agency and of any change of location thereof. In case such Issuer shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Fiscal and Paying Agent in London, England.
The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor hereby initially designates the offices of The Bank of New York Mellon (Luxembourg) S.A. as the office or agency where Registered Notes may be presented for payment, for registration of transfer and for exchange as in this Agreement provided. Such office of The Bank of New York Mellon (Luxembourg) S.A. is also designated as repository pursuant to Section 4 for the master list of the names and addresses of the holders of Registered Notes.
(f)      Payments by the Guarantor.   If the relevant Issuer shall fail to provide for the amounts payable on any Notes issued by an Issuer other than GE Capital, or coupons appertaining thereto, if any, the Guarantor shall, subject to its right to avail itself of defenses under all relevant laws for the prescription of actions in respect of such Notes and coupons appertaining thereto, forthwith upon receipt of notice of such failure from the Fiscal and Paying Agent (who shall give such notice forthwith upon such failure) deliver or cause to be delivered to the Fiscal and Paying Agent the amount thereof (to the extent that the same has not then been delivered by the relevant Issuer), which amount shall be held and applied in payment of such amounts by the Fiscal Agent and Paying Agent in all respects as if received from the relevant Issuer under this Agreement.
(g)      Taxes; foreign exchange clearance.   The Fiscal Agent hereby agrees to use its best efforts to obtain, prior to any payment date on the Notes, any tax or foreign exchange clearance or other authorization required under the laws of the United States or of the country of incorporation or organization of the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital) or any political subdivision thereof or therein or any applicable foreign country or other authority with respect to the payment to be made on the Notes on such date.
6.        Redemption; Sinking Funds; Repayment at the Option of the Holder.
(a)      The provisions of this Section shall be applicable, as the case may be, (i) to any Notes which are redeemable or subject to repayment at the option of the holder before their maturity and (ii) to any sinking fund for the retirement of any Notes, in either case except as otherwise specified as contemplated by Section 2 for any Series of Notes.
The minimum amount of any sinking fund payment provided for by the terms of any Notes is herein referred to as a �mandatory sinking fund payment,� and any payment in excess of such minimum amount provided for by the terms of such Notes is herein referred to as an �optional sinking fund payment.�
In case the relevant Issuer shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Notes of any Series in accordance with their terms, it shall fix a date for redemption. Notice of redemption to the holders of Registered Notes to be redeemed in whole or in part at the option of such Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders at their last addresses as they shall appear in the Register. Notice of redemption to holders of Bearer Notes shall be published in one leading English language daily newspaper with general circulation in London, England or, if publication in London is not practical, elsewhere in Western Europe. Notice of redemption to holders of Bearer Notes that have been listed on any stock exchange, competent authority and/or market shall be published in accordance with the applicable rules and regulations promulgated by such exchange, competent authority and/or market. The term �daily newspaper� shall mean a newspaper customarily published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. Such notice is expected to be published in the Financial Times, and shall be published at least once a week for three successive weeks prior to the date fixed for redemption, the first such publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause, it shall be impossible to make publication of such notice in a daily newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Fiscal and Paying Agent shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. The Fiscal and Paying Agent shall promptly furnish to the relevant Issuer and to each other paying agent of such Issuer a copy of each notice of redemption so published. Any notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give notice or any defect in the notice to the holder of any Note of a Series designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such Series.
Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the Notes of such Series are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes and, in the case of Notes issued with coupons, of all coupons appertaining thereto maturing after the date fixed for redemption, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes of a Series are to be redeemed the notice of redemption shall specify the number or numbers of the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes of the same Series in principal amount equal to the unredeemed portion thereof, together with any unmatured coupons appertaining thereto, will be issued.
On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the relevant Issuer will deposit with the Fiscal and Paying Agent or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Notes or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. If less than all the Notes of a Series are to be redeemed such Issuer will give the Fiscal and Paying Agent notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Notes of such Series to be redeemed and the Fiscal and Paying Agent shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof to be redeemed. Notes of a Series may be redeemed in part only in multiples of the smallest authorized denomination of that Series.
(b)      If notice of redemption has been given as provided in this Section, the Notes or portions of Notes of the Series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price together with any interest accrued to the date fixed for redemption, and on and after said date (unless the relevant Issuer shall default in the payment of Notes or portions of such Notes, together with any interest accrued to said date) any interest on the Notes or portions of Notes of such Series so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void. On presentation and surrender of such Notes at a place of payment in said notice specified, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, the said Notes or the specified portions thereof shall be paid and redeemed by the relevant Issuer at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; provided, however, that payment of interest becoming due on the date fixed for redemption shall be payable in the case of Notes with coupons attached thereto, to the holders of the coupons for such interest upon surrender thereof, and in the case of Registered Notes, to the persons to whom the principal thereof shall be payable.
If any Note issued with coupons is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the relevant Issuer and the Fiscal and Paying Agent, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.
Upon presentation of any Note redeemed in part only, the relevant Issuer shall execute and the Fiscal and Paying Agent shall authenticate and deliver to the holder thereof, at the expense of such Issuer, a new Note or Notes of the same Series, of authorized denominations, together with all unmatured coupons, if any, appertaining thereto, in aggregate principal amount equal to the unredeemed portion of the Note so presented.
In lieu of making all or any part of any mandatory sinking fund payment with respect to any Notes in cash the relevant Issuer may at its option (a) deliver to the Fiscal and Paying Agent Notes, together with all unmatured coupons, if any, appertaining thereto, of the same Series theretofore purchased or otherwise acquired by such Issuer, or (b) receive credit for the principal amount of Notes of the same Series which have been redeemed either at the election of such Issuer pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes; provided that such Notes have not previously been so credited. Such Notes shall be received and credited for such purpose by the Fiscal and Paying Agent at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
Not less than 60 days prior to each sinking fund payment date for any Notes, the relevant Issuer will deliver to the Fiscal and Paying Agent a certificate signed by an Issuer Authorized Representative specifying the amount of the next ensuing sinking fund payment for such Notes pursuant to the terms thereof, the portion thereof, if any, which is to be satisfied by payment of cash (which cash may be deposited with the Fiscal and Paying Agent or with one or more paying agents) and the portion thereof, if any, which is to be satisfied by delivering and crediting Notes of the same Series pursuant to this Section (which Notes, if not theretofore delivered, will accompany such certificate) and whether such Issuer intends to exercise its right to make a permitted optional sinking fund payment with respect to such Notes. Such certificate shall also state that no Event of Default (as defined in Section 8 below) has occurred and is continuing with respect to such Notes. Such certificate shall be irrevocable and upon its delivery the relevant Issuer shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the relevant Issuer to deliver such certificate (or to deliver the Notes specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for such Notes shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Notes subject to a mandatory sinking fund payment without the option to deliver or credit Notes as provided in this Section and without the right to make any optional sinking fund payment, if any, with respect to such Notes.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed 100,000 units of the Specified Currency with respect to the particular Series (or a lesser sum if the relevant Issuer shall so request or determine) with respect to any Notes shall be applied by the Fiscal and Paying Agent on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next sinking fund payment date following the date of such payment) to the redemption of such Notes at the redemption price specified in such Notes for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Fiscal and Paying Agent to the redemption of Notes shall be added to the next cash sinking fund payment received by the Fiscal and Paying Agent for such Notes and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to any Notes held by the Fiscal and Paying Agent on the last sinking fund payment date with respect to such Notes and not held for the payment or redemption of particular Notes of such Series shall be applied by the Fiscal and Paying Agent, together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Notes of that Series at maturity.
The Fiscal and Paying Agent shall select or cause to be selected the Notes to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of subsection (a) and the relevant Issuer shall cause notice of the redemption thereof to be given in the manner provided in subsection (b) except that the notice of redemption shall also state that the Notes are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Notes shall be made upon any Series of Notes the terms and in the manner stated in subsection (b).
On or before each sinking fund payment date, the relevant Issuer shall pay to the Fiscal and Paying Agent in cash a sum equal to any interest accrued to the date fixed for redemption of Notes or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.
Neither the Fiscal and Paying Agent nor the relevant Issuer shall redeem any Notes of any Series with sinking fund moneys or give any notice of redemption of such Notes by operation of the sinking fund for such Series during the continuance of a default in payment of interest, if any, on such Notes or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to Notes of such Series, except that if the notice of redemption of any such Notes shall theretofore have been given in accordance with the provisions hereof, the Fiscal and Paying Agent shall redeem such Notes if cash sufficient for that purpose shall be deposited with the Fiscal and Paying Agent for that purpose in accordance with the terms of this Section. Except as aforesaid, any moneys in the sinking fund for Notes of such Series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Notes; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for Notes of such Series on which such moneys may be applied pursuant to the provisions of this Section.
(c)      Any Series of Notes may be made, by provision contained in or established pursuant to a Corporate Order pursuant to Section 2(c) hereof, subject to repayment, in whole or in part, at the option of the holder on a date or dates specified prior to maturity, at a price equal to 100% of the principal amount thereof, together with accrued interest to but excluding the date of repayment, on such notice as may be required, provided, however, that the holder of a Note of such Series may only elect partial repayment in an amount that will result in the portion of such Note that will remain outstanding after such repayment constituting an authorized denomination, or combination thereof, of Notes of such Series.
7.        Mutilated, Destroyed, Stolen or Lost Notes.
(a)      The Fiscal and Paying Agent is hereby authorized to authenticate (and instruct the Common Safekeeper to effectuate any Eurosystem-eligible NGN) and deliver from time to time Notes of any Series, with all unmatured coupons attached, in exchange for or in lieu of Notes of such Series which become mutilated, defaced, destroyed, stolen or lost or Notes of such Series to which mutilated, defaced, destroyed, stolen or lost coupons appertain. In every case the applicant for a substituted Note of such Series or coupon appertaining thereto shall furnish to the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and to the Fiscal and Paying Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to such Issuer, the Guarantor and to the Fiscal and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note or coupon and of the ownership thereof. Each Note authenticated, effectuated (as applicable) and delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note and shall have attached thereto coupons such that neither gain nor loss in interest shall result from such exchange or substitution.
Upon the issuance of any substituted Note or coupon, the relevant Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note or coupon which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the relevant Issuer may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note or coupon) if the applicant for such payment shall furnish to such Issuer, the Guarantor and to the Fiscal and Paying Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to such Issuer, the Guarantor and the Fiscal and Paying Agent of the destruction, loss or theft of such Note or coupon and the ownership thereof.
(b)      All Notes and coupons surrendered for payment, redemption, repayment, exchange or registration of transfer or for credit against any sinking fund shall be delivered to, or to the order of, the Fiscal and Paying Agent for cancellation. The Fiscal and Paying Agent shall cancel and destroy, or procure the cancellation and destruction of, all such Notes and coupons and shall deliver a certificate of destruction to the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. In the case of any global Note initially issued in temporary global form, which shall be destroyed by the Fiscal and Paying Agent upon exchange in full, the certificate of destruction shall state that a certification in the form required pursuant to the terms of such global Note was received with respect to each portion thereof exchanged for an interest in a Note in permanent global form or in definitive form. The Fiscal and Paying Agent is authorized by the relevant Issuer and instructed to, in the case of any Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect any such cancellation, as the case may be.
8.        Events of Default.    The term �Events of Default� whenever used herein with respect to Notes of any Series which are expressed in the relevant Final Terms or Securities Note, as the case may be, as being senior and unsubordinated notes means any one of the following events and such other events as may be established with respect to the Notes of such Series as contemplated by Section 2 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated in this Agreement or as may be established with respect to such Notes as contemplated by Section 2 hereof, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable Corporate Order under which such Series of Notes is issued, as the case may be, as contemplated by Section 2:

(i)
default in the payment of any installment of interest (including Additional Amounts) upon any Note of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(ii)
default in the payment of the principal of, or premium, if any, on any Note of such Series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, repayment or otherwise; or

(iii)	default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of any Notes of such Series; or

(iv)
failure on the part of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor duly to observe or perform any other of the covenants or agreements on the part of such Issuer or the Guarantor in respect of the Notes of such Series contained in such Notes or this Agreement (other than a covenant or agreement in respect of the Notes of such Series a default in whose observance or performance is elsewhere in this Section specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring such Issuer or the Guarantor to remedy the same, shall have been given to such Issuer, the Guarantor and the Fiscal and Paying Agent by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such Series at the time outstanding; or

(v)
an event of default with respect to any other Series of Notes issued or hereafter issued pursuant to this Agreement or as defined in any indenture or instrument evidencing or under which GE Capital has at the date of this Agreement or shall hereafter have outstanding any indebtedness for borrowed money shall happen and be continuing and such other Series of Notes or such indebtedness, as the case may be, shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to the relevant Issuer, the Guarantor and the Fiscal and Paying Agent by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such Series at the time outstanding; provided, however, that if such event of default with respect to such other Series of Notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by GE Capital, or timely waived by the holders of such other Series of Notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal and Paying Agent or any of the Noteholders of such Series; or

(vi)
in the case of Notes issued by GE Capital Australia Funding, an event of default with respect to any other Series of Notes issued or hereafter issued by GE Capital Australia Funding pursuant to this Agreement or as defined in any indenture or instrument evidencing or under which GE Capital Australia Funding has at the date of this Agreement or shall hereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least A$10,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other Series of Notes or such indebtedness, as the case may be, of GE Capital Australia Funding shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to GE Capital Australia Funding, as the case may be, the Guarantor and the Fiscal and Paying Agent by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such Series at the time outstanding; provided, however, that if such event of default with respect to such other Series of Notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by GE Capital Australia Funding or the Guarantor, or timely waived by the holders of such other Series of Notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal and Paying Agent or any of the Noteholders of such Series; or

(vii)
in the case of Notes issued by GE Capital Canada Funding, an event of default with respect to any other Series of Notes issued or hereafter issued by GE Capital Canada Funding pursuant to this Agreement or as defined in any indenture or instrument evidencing or under which GE Capital Canada Funding has at the date of this Agreement or shall hereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least C$10,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other Series of Notes or such indebtedness, as the case may be, of GE Capital Canada Funding shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to GE Capital Canada Funding, as the case may be, the Guarantor and the Fiscal and Paying Agent by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such Series at the time outstanding; provided, however, that if such event of default with respect to such other Series of Notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by GE Capital Canada Funding or the Guarantor, or timely waived by the holders of such other Series of Notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal and Paying Agent or any of the Noteholders of such Series; or

(viii)
in the case of Notes issued by an Irish Issuer, an event of default with respect to any other Series of Notes issued or hereafter issued by such Irish Issuer pursuant to this Agreement or as defined in any indenture or instrument evidencing or under which such Irish Issuer has at the date of this Agreement or shall hereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least U.S.$10,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other Series of Notes or such indebtedness, as the case may be, of such Irish Issuer shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to such Irish Issuer, as the case may be, the Guarantor and the Fiscal and Paying Agent by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such Series at the time outstanding; provided, however, that if such event of default with respect to such other Series of Notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by such Irish Issuer or the Guarantor, or timely waived by the holders of such other Series of Notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal and Paying Agent or any of the Noteholders of such Series; or

(ix)
a decree or order by a court having jurisdiction in the premises shall have been entered adjudging GE Capital bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of GE Capital under the United States Federal Bankruptcy Code or any other similar applicable United States Federal or State law, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of GE Capital or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or

(x)
GE Capital shall institute proceedings to be adjudicated voluntarily bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Federal Bankruptcy Code or any other similar applicable United States Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit or creditors, or shall admit in writing its inability to pays its debts generally as they become due; or

(xi)
in the case of Notes issued by GE Capital Australia Funding, GE Capital Australia Funding shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator or any other officer with similar powers shall be appointed with respect to GE Capital Australia Funding or all or substantially all of the property of GE Capital Australia Funding, and, in all such cases, continues both undischarged and unstayed for a period of 90 days; or

(xii)
in the case of Notes issued by GE Capital Canada Funding, any of the following events shall occur: (A) an order shall be made or an effective resolution be passed for the winding-up or liquidation or dissolution of GE Capital Canada Funding by operation of law, except in the course of carrying out, or pursuant to, a reconstruction, reorganization, consolidation, merger, amalgamation, transfer, sale, conveyance, lease or other disposition contemplated in or permitted under this Agreement; (B) GE Capital Canada Funding shall make a general assignment for the benefit of its creditors or a proposal under applicable bankruptcy legislation, or if an effective resolution be passed by GE Capital Canada Funding to give effect to any of the foregoing; or (C) GE Capital Canada Funding shall be declared bankrupt, or if a custodian or sequestrator or a receiver and manager or any other officer with similar powers shall be appointed of GE Capital Canada Funding or of all or substantially all of the property of GE Capital Canada Funding, and, in all such cases, such continues both undischarged and unstayed for a period of 90 days; or

(xiii)
in the case of Notes issued by an Irish Issuer, such Irish Issuer shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator, examiner or any other official with similar powers shall be appointed with respect to such Irish Issuer or all or substantially all of the property of such Irish Issuer, and, in all such cases, continues both undischarged and unstayed for a period of 90 days; or

(xiv)	any other Event of Default provided in the applicable Corporate Order under which such Series of Notes is issued as contemplated by Section 2(c); or

(xiii)
with respect to each Additional Issuer acceding hereto pursuant to Section 19 hereof, such Events of Default to the foregoing effect as are provided in the form of Notes certified to the Fiscal and Paying Agent in accordance with Section 2(b) hereof and any other Events of Default provided in the applicable Corporate Order under which a Series of Notes is issued by such Additional Issuer as contemplated by Section 2(c) hereof.

If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, then and in each and every case, unless the principal of the Notes of such Series shall have already become due and payable, each Note of such Series shall, at the option of and upon written notice to the relevant Issuer, the Guarantor and the Fiscal and Paying Agent by the then holder thereof, mature and become due and payable upon the date that such written notice is received by such Issuer, the Guarantor and the Fiscal and Paying Agent at a price equal to 100% of the principal amount thereof (or, if such Note provides for an amount less than the principal amount thereof to be due and payable upon redemption or a declaration of acceleration of the maturity thereof pursuant to this Section (hereinafter an

�Original Issue Discount Note�), such portion of the principal amount as may be specified in the terms of such Note), together with accrued interest to such date, upon presentation and surrender of such Note and all coupons appertaining thereto maturing after such date, unless prior to such date all Events of Default in respect of all such Notes of such Series shall have been cured.
9.        Additional Payments; Tax Redemption.
(a)      U.S. Additional Amounts. The relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the �U.S. Additional Amounts� and, together with the Australian Additional Amounts, the Canadian Additional Amounts, the Irish Additional Amounts and Other Additional Amounts (as such terms are hereinafter defined), the �Additional Amounts�) to the holder of any Note of any Series or of any interest coupon appertaining thereto who is a United States Alien (as defined below) as may be necessary in order that every net payment of the principal of, premium and interest, including original issue discount, on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note or coupon to be then due and payable. However, the relevant Issuer or the Guarantor, as the case may be, will not be required to make any payment of U.S. Additional Amounts to any such holder for or on account of:

(i)
any such tax, assessment or other governmental charge which would not have been so imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (2) the presentation by the holder of any such Note or coupon for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ii)	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

(iii)
any tax, assessment or other governmental charge imposed by reason of such holder�s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(iv)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

(v)
any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vi)
any tax, assessment or other governmental charge imposed by reason of such holder�s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the relevant Issuer or of the Guarantor or as a direct or indirect subsidiary of the relevant Issuer or of the Guarantor;

(vii)
any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Note or coupon, if such payment can be made without such deduction or withholding by any other Paying Agent; or

(viii)	any combination of any of items (i), (ii), (iii), (iv), (v), (vi) and (vii);
nor shall U.S. Additional Amounts be paid with respect to any payment on any such Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the U.S. Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.
The term �United States Alien� means a beneficial owner of a Note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
(b)        Australian Additional Amounts.    All payments of principal and interest in respect of Notes issued by GE Capital Australia Funding and any coupons relating thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision thereof or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In that event, GE Capital Australia Funding or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay (subject to the right of redemption of GE Capital Australia Funding referred to above in Section 6 - �Redemption; Sinking Funds; Repayment at the Option of the Holder�) such additional amounts (the �Australian

Additional Amounts�) as may be necessary in order that the net amounts received by the holders of such Notes or coupons after such withholding or deduction shall equal the respective amounts of principal and interest which otherwise would have been received by them in respect of the Notes or coupons, as the case may be, in the absence of such withholding or deduction, except that no Australian Additional Amounts shall be payable with respect to any Note or coupon presented for payment:
  (i)        by or on behalf of a holder who is subject to such taxes, duties, assessments or governmental charges by reason of his being resident or deemed to be resident in Australia or otherwise than merely by the holding or use or deemed holding or use outside Australia or ownership as a non-resident of Australia of such Notes or coupons; or
  (ii)       by or on behalf of a holder who is a resident of Australia where no additional amount would have been required to be paid had a tax file number, Australian business number or other exemption details been quoted to GE Capital Australia Funding in respect of the relevant Note before the due date for payment in respect of the relevant Note (�resident�, �tax file number� and �Australian business number� having the same meaning for this purpose as they have in the Income Tax Assessment Act 1936 (the �Australian Tax Act�), Income Tax Assessment Act 1997 and the Taxation Administrative Act 1953 (each as amended) of Australia); or
  (iii)      by or on behalf of a holder who is subject to such taxes, duties, assessments or government charges which would not have been so imposed but for the presentation by the holder of any such Note or coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or
  (iv)      if the holder of such Note or coupon or any entity which directly or indirectly has an interest in or right in respect of such Note or coupon is a �resident of Australia� or a �non-resident� who is engaged in carrying on business in Australia at or through a �permanent establishment� of that non-resident in Australia (the expressions �resident of Australia�, �non-resident� and �permanent establishment� having the meanings given to them by the Australian Tax Act) if, and to the extent that, Section 126 of the Australian Tax Act (or any equivalent provision) requires GE Capital Australia Funding to pay income tax in respect of interest payable on such Note or coupon and the income tax would not be payable were the holder or such entity not such a �resident of Australia� or �non-resident�; or
  (v)        by or on behalf of a holder who is an associate of GE Capital Australia Funding within the meaning of Section 128F of the Australian Tax Act where interest withholding tax is payable in respect of that payment by reason of Section 128F(6) of that Act.
(c)        Canadian Additional Amounts.   All payments of principal and interest in respect of Notes issued by GE Capital Canada Funding and any interest coupons appertaining thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada or any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In the event that such withholding or deduction is so required, GE Capital Canada Funding (in the case of

Notes issued by GE Capital Canada Funding) or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay (subject to the right of redemption of GE Capital Canada Funding referred to in paragraph (h) below such additional amounts (the �Canadian Additional Amounts�) as may be necessary in order that the net amounts received by the holders of Notes and coupons appertaining thereto after such withholding or deduction shall equal the respective amounts of principal and interest which otherwise would have been received by them in respect of such Notes or coupons, as the case may be, in the absence of such withholding or deduction, except that no Canadian Additional Amounts shall be payable with respect to any such Note or coupon presented for payment:
    (i)        by or on behalf of a holder who is subject to such taxes, duties, assessments or charges otherwise than merely by the holding or use or deemed holding or use outside Canada or ownership as a non-resident of Canada of such Note or coupon; or
    (ii)       by or on behalf of a holder in respect of whom such taxes, duties, assessments or charges are required to be withheld or deducted by reason of the holder being a person with whom GE Capital Canada Funding is not dealing at arm�s length (within the meaning of the Income Tax Act (Canada)); or
    (iii)      more than 15 days after the Relevant Date (as defined below), except to the extent that the holder thereof would have been entitled to such Canadian Additional Amounts on presenting such Note or coupon for payment on the last day of such period of 15 days.
The term �Relevant Date� means the later of (i) the date on which payment in respect of the relevant Note or Coupon becomes due and payable; and (ii) if the full amount of the moneys payable on such date has not been received by the Fiscal and Paying Agent on or prior to such date, the date on which the full amount of such moneys having been so received, notice of such receipt is duly published in accordance with the terms set out under Section 20- �Notices to Parties� below.
(d)        Irish Additional Amounts.   All payments of principal and interest in respect of Notes issued by an Irish Issuer will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Ireland or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In the event that such withholding or deduction is so required, the relevant Irish Issuer or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay (subject to the Issuer�s right of redemption referred to above) such additional amounts (the �Irish Additional Amounts�) as may be necessary in order that the net amounts received by the holder of such Notes and coupons appertaining thereto after such withholding or deduction shall equal the respective amounts of principal and interest which otherwise would have been received in respect of such Notes or the coupons appertaining thereto, as the case may be, in the absence of such withholding or deduction, except that no Irish Additional Amounts shall be payable with respect to any such Note or a coupon appertaining thereto presented for payment:
    (i)        by or on behalf of a holder who is subject to such taxes, duties, assessments or charges otherwise than merely by the holding or use or deemed holding or use outside Ireland or ownership as a non-resident of Ireland of such Notes or coupon appertaining thereto;

    (ii)       by or on behalf of a holder who is subject to such taxes, duties, assessments or charges or government charges which would not have been so imposed but for the presentation by the holder of any such Note or coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or
    (iii)      by or on behalf of a holder who is subject to such taxes, duties, assessments or charges or government chargers which are deducted or withheld by an Irish paying agent, if the payment could have been made by another paying agent without such deduction or withholding.
There is also no obligation of an Irish Issuer or the Guarantor to pay such Irish Additional Amounts if such deduction or withholding taxes, duties or governmental charges could be prevented or reduced by the fulfillment of information or other obligations.
(e)        European Union. The relevant Issuer or Guarantor, as the case may be, will not be required to make any payment of Additional Amounts to any such holder for or on the account of:
    (i)        any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such withholding by any other Paying Agent in a member state of the European Union; or
    (ii)       any tax, duty, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and which is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive.
(f)        Other Additional Amounts.   In the case of Notes issued by an Additional Issuer acceding to this Agreement pursuant to Section 19 hereof, all payments of principal and interest in respect of Notes issued by such Issuer and any interest coupons appertaining thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization of such Issuer or any political subdivision thereof or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In the event that such withholding or deduction is so required, such Issuer or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay such additional amounts (the �Other Additional Amounts�) as may be necessary in order that the net amounts received by the holders of Notes and coupons appertaining thereto after such withholding or deduction shall equal the respective amounts of principal and interest which otherwise would have been received by them in respect of the Notes or coupons, as the case may be, in the absence of such withholding or deduction, except that no Other Additional Amounts shall be payable with respect to any Note or coupon as are provided in the form of Notes certified to the Fiscal and Paying Agent in accordance with Section 2(b) hereof or otherwise provided in such applicable Corporate Order under which a Series of Notes is issued by such Additional Issuer as contemplated by Section 2(c) hereof; provided, however, that the form of Notes certified to the Fiscal and Paying Agent in accordance with Section 2(b) hereof or the applicable Corporate Order under which a Series of Notes is issued by an Additional Issuer as contemplated by Section 2(c) hereof may amend, modify or replace these provisions, as necessary to conform such Issuer�s obligation to pay additional amounts on such Notes to applicable laws, rules or regulations of the country of incorporation or organization of such Issuer or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or to comply with any official position regarding the application or interpretation of such laws, rules or regulations, including any guidance from an official source.
(g)        Tax Redemption - General.   All Notes of the same Series may be redeemed in whole but not in part, at the option of the relevant Issuer at any time prior to maturity, upon the giving of a notice of redemption, if the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor determines that, as a result of any change in or amendment to the laws (or any regulations or ruling promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or ruling, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agreed to purchase such Tranche of Notes, the relevant Issuer or the Guarantor, as the case may be, has or will become obligated to pay U.S. Additional Amounts with respect to such Notes as described under Section 9(a) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (each as defined in the Distribution Agreement) (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant Issuer shall deliver to the Fiscal and Paying Agent, (i) a certificate stating that the relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Issuer to so redeem have occurred (the date on which such certificate is delivered to the Fiscal and Paying Agent is herein called the �Redemption Determination Date�), and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the Guarantor, as the case may be, would be obligated to pay such U.S. Additional Amounts if a payment in respect of such Notes were then due.
Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.
If any date fixed for redemption is a date prior to the Exchange Date for a temporary global Bearer Note, payment on such redemption date will be made subject to receipt of a certificate substantially in the form set forth in (i) Exhibit B-1 provided by the holder of such Note or (ii) Exhibit B-2, delivery of which is a condition to payment of such Note.
(h)        Tax Redemption: Notes Issued by GE Capital Australia Funding.   All Notes of the same Series issued by GE Capital Australia Funding may be redeemed, at the option of such GE Capital Australia Funding in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described under Section 9(g) hereof, if GE Capital Australia Funding or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Australia or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agrees to purchase such Tranche of Notes GE Capital Australia Funding or the Guarantor, as the case may be, has or will become obligated to pay Australian Additional Amounts with respect to the Notes as described under Section 9(b) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this paragraph GE Capital Australia Funding or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that GE Capital Australia Funding is entitled to effect redemption and setting forth a statement of facts showing that the conditions precedent to the right of GE Capital Australia Funding to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which GE Capital Australia Funding or the Guarantor, as the case may be, would be obligated to pay such Australian Additional Amounts if a payment in respect of such Notes were then due.
(i)        Tax Redemption: Notes Issued by GE Capital Canada Funding.   All Notes of the same Series issued by GE Capital Canada Funding may be redeemed, at the option of GE Capital Canada Funding (in the case of Notes issued by GE Capital Canada Funding) in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described under Section 9(g) hereof, if GE Capital Canada Funding or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agreed to purchase such Tranche of Notes, GE Capital Canada Funding or the Guarantor, as the case may be, has or will become obligated to pay Canadian Additional Amounts with respect to the Notes as described under Section 9(c) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, GE Capital Canada Funding or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that GE Capital Canada Funding is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of GE Capital Canada Funding, to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which GE Capital Canada Funding or the Guarantor, as the case may be, would be obligated to pay such Canadian Additional Amounts if a payment in respect of such Notes were then due.

(j)        Tax Redemption: Notes Issued by an Irish Issuer.   All Notes of the same Series issued by an Irish Issuer may be redeemed, at the option of such Irish Issuer (in the case of Notes issued by such Irish Issuer) in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described under Section 9(g) hereof, if such Irish Issuer or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Ireland or of any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agreed to purchase such Tranche of Notes, such Irish Issuer or the Guarantor, as the case may be, has or will become obligated to pay Irish Additional Amounts with respect to the Notes as described under Section 9(d) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant Irish Issuer or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that such Irish Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Irish Issuer, to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such Irish Issuer or the Guarantor, as the case may be, would be obligated to pay such Irish Additional Amounts if a payment in respect of such Notes were then due.
(k)        Tax Redemption: Notes Issued by Additional Issuers.   All Notes of the same Series issued by an Additional Issuer acceding to this Agreement pursuant to Section 19 hereof may be redeemed, at the option of such Issuer, in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described under Section 9(g) hereof, if such Issuer or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the jurisdiction of such Issuer�s organization or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agreed to purchase such Tranche of Notes, such Issuer or the Guarantor, as the case may be, has or will become obligated to pay Other Additional Amounts with respect to the Notes as described under Section 9(f) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, such Issuer or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that such Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Issuer to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such Issuer or the Guarantor, as the case may be, would be obligated to pay such Other Additional Amounts if a payment in respect of such Notes were then due; provided, however, that the form of Notes certified to the Fiscal and Paying Agent in accordance with Section 2(b) hereof or the applicable Corporate Order under which a Series of Notes is issued by such Additional Issuer as contemplated by Section 2(c) hereof may amend, modify or replace these provisions, as necessary to conform such Issuer�s right to redeem the Notes to applicable laws, rules or regulations of the country or organization of such Issuer or any political subdivisions thereof or any authority or agency therein or thereof having power to tax, or to comply with any official position regarding the application or interpretation of such laws, rules or regulations, including any guidance from an official source.
(l)        Special Tax Redemption of Bearer Notes.   If the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall determine that any payment made outside the United States by such Issuer, the Guarantor (if the Guarantor is required to make payments under the relevant Guarantee) or any Paying Agent of principal or interest, including original discount, due in respect of any Bearer Notes of any Series would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to such Issuer, the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by such Issuer, the Guarantor or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the relevant Issuer shall (in the case of Notes issued by an Issuer other than GE Capital Canada Funding) or may (in the case of Notes issued by GE Capital Canada Funding) redeem the Bearer Notes of such Series, in whole, or if the conditions of the next paragraph are satisfied, pay the additional amounts specified in such paragraph. The redemption price (except as otherwise specified herein or in the applicable Final Terms or Securities Note (as the case may be)) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Discount Notes, at 100% of the portion of the face amount thereof that has accreted on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized on a straight-line basis to the date of redemption. The relevant Issuer or the Guarantor, as the case may be, shall make such determination and election as soon as practicable and publish prompt notice thereof (the �Determination Notice�) stating the effective date of such certification, identification or other information reporting requirements, whether such Issuer will redeem the Bearer Notes of such Series, or whether such Issuer or the Guarantor, as the case may be, has elected to pay the U.S. Additional Amounts specified in the next paragraph, and (if applicable) the last date by which the redemption of the Bearer Notes of such Series must take place, as provided in the next succeeding sentence. If the relevant Issuer redeems the Bearer Notes of such Series, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the relevant Issuer or the Guarantor, as the case may be, shall elect by notice to the Fiscal and Paying Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Bearer Notes of such Series will be given to the holders of such Bearer Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which the Bearer Notes of such Series to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the relevant Issuer shall not so redeem such Bearer Notes if such Issuer or the Guarantor shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case such Issuer or the Guarantor shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holders of Bearer Notes called for redemption pursuant to this paragraph to exchange such Bearer Notes for Registered Notes will terminate at the close of business of the Principal Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of such Series of Bearer Notes for Registered Notes shall be permitted.
If and so long as the certification, identification or other information reporting requirements referred to above in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the relevant Issuer or the Guarantor, as the case may be, may elect to pay as U.S. Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by such Issuer, the Guarantor or any Paying Agent of principal or interest, including original issue discount, due in respect of any Bearer Note or any coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality residence of identity of such beneficial owner be disclosed to such Issuer, the Guarantor, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) would not be applicable in the circumstances referred to in the third parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of such Bearer Note or coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or coupon to be then due and payable. In the event the relevant Issuer or the Guarantor, as the case may be, elects to pay any U.S. Additional Amounts pursuant to this paragraph, such Issuer shall have the right to redeem the Bearer Notes of such Series in whole at any time pursuant to the applicable provisions of the preceding paragraph and the redemption price of such Bearer Notes shall not be reduced for applicable withholding taxes. If such Issuer or the Guarantor, as the case may be, elects to pay U.S. Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then such Issuer shall (in the case of Notes issued by an Issuer other than GE Capital Canada Funding) or may (in the case of Notes issued by GE Capital Canada Funding) redeem the Bearer Notes of such Series in whole, pursuant to the applicable provisions of the preceding paragraph.
10.        Covenant of the Issuers and the Guarantor.
(a)        Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenant and agree for the benefit of holders of all Notes issued hereunder that they will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on all such Notes (together with any Additional Amounts) at the places, at the respective times and in the manner provided in such Notes, in the coupons, if any appertaining thereto, and in this Agreement. The interest on Notes issued with coupons (together with any Additional Amounts) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Bearer Note provides that interest thereon may be paid while such Note is in temporary form, the interest on any such temporary Bearer Note (together with any Additional Amounts) shall be paid, as to the installments of interest only, (i) in the case of a CGN, upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Notes for notation thereon of the payment of such interest, or (ii) in the case of any temporary global Note which is a NGN, upon the Fiscal and Paying Agent instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payments, in each case subject to the restrictions set forth in Section 5.
11.        Obligations of the Fiscal and Paying Agent.   The Fiscal and Paying Agent accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor agree and to all of which the rights of the holders from time to time of the Notes of each Series shall be subject:
(a)        The Fiscal and Paying Agent shall be entitled to the compensation to be agreed upon with the relevant Issuer and the Guarantor for all services rendered by it, and such Issuer and the Guarantor agree promptly to pay such compensation and to reimburse the Fiscal and Paying Agent for its reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder. The relevant Issuer and the Guarantor also agree to indemnify the Fiscal and Paying Agent and each paying agent of such Issuer and the Guarantor for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with their acting as Fiscal and Paying Agent or paying agent of such Issuer and the Guarantor hereunder. The obligations of such Issuer and the Guarantor under this subsection (a) shall survive the payment of the Notes and the resignation or removal of the Fiscal and Paying Agent and each paying agent of such Issuer and the Guarantor, as the case may be.
(b)        In acting under this Agreement and in connection with the Notes, the Fiscal and Paying Agent and each paying agent of the relevant Issuer and the Guarantor are acting solely as agents of such Issuer and the Guarantor and do not assume any obligation towards or relationship of agency or trust for or with any of the beneficial owners or holders of the Notes except that all funds held by the Fiscal and Paying Agent or any other paying agent of such Issuer and the Guarantor for the payment of principal, of premium and of interest on (and Additional Amounts, if any, with respect to) the Notes shall be held in trust by them and applied as set forth herein and in the Notes, but need not be segregated from other funds held by them, except as required by law; provided that moneys paid by the relevant Issuer or the Guarantor to the Fiscal and Paying Agent or any other paying agent of such Issuer or the Guarantor for the payment of the principal of, premium and interest on (and Additional Amounts, if any, with respect to) any of the Notes and remaining unclaimed at the end of three years after the date on which such principal, premium or interest (or Additional Amounts, if any) shall have become due and payable shall be repaid to the relevant Issuer or the Guarantor, as the case may be, as provided and in the manner set forth in Section 5, whereupon the aforesaid trust shall terminate and all liability of the Fiscal and Paying Agent or any other paying agent of the relevant Issuer and the Guarantor to such Issuer and the Guarantor with respect to such moneys shall cease.
(c)        The Fiscal and Paying Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion.
(d)        The Fiscal and Paying Agent and each paying agent of the relevant Issuer and the Guarantor shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by them in reliance upon any Note, coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by them to be genuine and to have been presented or signed by the proper party or parties.
(e)        The Fiscal and Paying Agent or any paying agent of the relevant Issuer or the Guarantor may, in its individual capacity or any other capacity, become the owner of, or acquire any interest in, any Notes or other obligations of such Issuer or the Guarantor with the same rights that it would have if it were not the Fiscal and Paying Agent or such paying agent of such Issuer or the Guarantor, and may engage or be interested in any financial or other transaction with such Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of beneficial owners or holders of Notes or other obligations of such Issuer or the Guarantor as freely as if it were not the Fiscal and Paying Agent or such paying agent of such Issuer or the Guarantor.
(f)        Neither the Fiscal and Paying Agent nor any other paying agent of the relevant Issuer or the Guarantor shall be under any liability for interest on any moneys received by it pursuant to any of the provisions of this Agreement or the Notes.
(g)        The recitals contained herein and in the Notes (except in the Fiscal and Paying Agent�s certificate of authentication) shall be taken as the statements of the relevant Issuer and the Guarantor, and the Fiscal and Paying Agent assumes no responsibility for the correctness of the same. The Fiscal and Paying Agent does not make any representation as to the validity or sufficiency of this Agreement or the Notes. Neither the Fiscal and Paying Agent nor any paying agent of the relevant Issuer and the Guarantor shall be accountable for the use or application by such Issuer of any of the Notes or the proceeds thereof.
(h)        The Fiscal and Paying Agent and each paying agent of the relevant Issuer and the Guarantor shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth (including Appendix 1 (New Global Note Provisions) and Appendix 2 (New Safekeeping Structure Provisions) in the case of the Fiscal and Paying Agent), and no implied duties or obligations shall be read into this Agreement or the Notes against the Fiscal and Paying Agent or any such paying agent. Each paying agent of the relevant Issuer (other than the Fiscal and Paying Agent) agrees that if any information that is required by the paying agent to perform the duties set out in Appendix 1 (New Global Note Provisions) or Appendix 2 (New Safekeeping Structure Provisions) becomes known to it, it will promptly provide such information to the Fiscal and Paying Agent. The Fiscal and Paying Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.
(i)        Unless otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the relevant Issuer or the Guarantor made or given under any provision of this Agreement shall be sufficient if signed by the President, the Chief Executive Officer, any Senior Vice President or Vice President, the Secretary or any Assistant Secretary or any duly authorized attorney-in-fact of the relevant Issuer or the Guarantor, as the case may be.
(j)        The Fiscal and Paying Agent and each paying agent of the relevant Issuer and the Guarantor shall be obligated to collect IRS Form W-8BEN or other applicable form required by the United States Internal Revenue code of 1986, as amended.

  12.        Maintenance and Resignation of Fiscal and Paying Agent.
(a)        The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor agree, for the benefit of the beneficial owners from time to time of the Notes, that, until all of the Notes and coupons are no longer outstanding or until moneys for the payment of all of the principal of, premium and interest on all outstanding Notes (and Additional Amounts, if any) shall have been made available at the principal office of the Fiscal and Paying Agent, and shall have been returned to the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor as provided in Section 11(b), whichever occurs earlier, there shall at all times be a Fiscal and Paying Agent hereunder. The Fiscal and Paying Agent shall at all times maintain a place of business in, or in lieu thereof maintain an agent for service of process located in, London, England.
(b)        Each Issuer and the Guarantor further agrees that (i) so long as any Notes are listed and/or admitted to trading on or by a stock exchange, competent authority and/or market, there will at all times be a Paying Agent (or the Fiscal and Paying Agent) having a specified office in each location required by the relevant rules of such stock exchange, competent authority and/or market; (ii) there will at all times be a Paying Agent (or the Fiscal and Paying Agent) with a specified office in a city in a member state of the European Union; and (iii) they will ensure that to the extent practicable it maintains a Paying Agent (or the Fiscal and Paying Agent) in a Member State of the European Union that will not be obliged to withhold or deduct tax from payment in respect of the Notes pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.
(c)        The Fiscal and Paying Agent may at any time resign by giving written notice of its resignation mailed to the relevant Issuer and the Guarantor specifying the date on which its resignation shall become effective; provided that such date shall be at least 90 days after the date on which such notice is given unless such Issuer and the Guarantor agree to accept less notice. Upon receiving such notice of resignation, the relevant Issuer and the Guarantor shall promptly appoint a successor fiscal and paying agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of such Issuer and the Guarantor, one copy of which shall be delivered to the resigning Fiscal and Paying Agent and one copy to the successor fiscal and paying agent. Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor fiscal and paying agent as provided in subsection (c). The relevant Issuer and the Guarantor may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Fiscal and Paying Agent and appoint a successor fiscal and paying agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of such Issuer and the Guarantor, one copy of which shall be delivered to the Fiscal and Paying Agent being removed and one copy to the successor fiscal and paying agent. The Fiscal and Paying Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Fiscal and Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Fiscal and Paying Agent and any appointment of a successor fiscal and paying agent shall become effective upon acceptance of appointment by the successor fiscal and paying agent as provided in subsection (c). Upon its resignation or removal, the Fiscal and Paying Agent shall be entitled to the payment by the relevant Issuer or the Guarantor of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including any resignation expenses of the Fiscal and Paying Agent and fees and expenses of counsel).

  (d)        Any successor fiscal and paying agent appointed as provided in subsection (b) shall execute and deliver to its predecessor and to the relevant Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor fiscal and paying agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Fiscal and Paying Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder.
  (e)        Any corporation or bank into which the Fiscal and Paying Agent may be merged or converted, or with which the Fiscal and Paying Agent may be consolidated, or any corporation or bank resulting from any merger, conversion, banking business transfer or consolidation to which the Fiscal and Paying Agent shall be a party, or any corporation or bank succeeding to the fiscal agency business of the Fiscal and Paying Agent shall be the successor to the Fiscal and Paying Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.
13.        Paying Agency.   Each Issuer and the Guarantor shall cause each Paying Agent appointed by such Issuer and the Guarantor to execute and deliver to the Fiscal and Paying Agent an instrument in which such agent shall agree with the Fiscal and Paying Agent, subject to the provisions of this Section,
    (1)    that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on such Notes (whether such sums have been paid to it by the Issuer or the Guarantor or by any other obligor on such Notes) in trust for the benefit of the holders of such Notes, or the coupons appertaining thereto, if any;
    (2)    that it will give the Fiscal and Paying Agent notice of any failure by any such Issuer or the Guarantor (or by any other obligor on such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall be due and payable; and
    (3)    that at any time during the continuance of any failure by any such Issuer or the Guarantor (or by any other obligor on such Notes) specified in the preceding paragraph (2), such paying agent will, upon the written request of the Fiscal and Paying Agent, forthwith pay to the Fiscal and Paying Agent all sums so held in trust by it.
The Fiscal and Paying Agent shall arrange with all such paying agencies for the payment, from funds furnished by each Issuer and the Guarantor to the Fiscal and Paying Agent pursuant to this Agreement, of the principal of, premium and interest on the Notes (and Additional Amounts, if any, with respect to the Notes).
  14.        Merger, Consolidation, Sale or Conveyance.
(a)        Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenant that they will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of their respective assets to any corporation, unless (i) either such Issuer or the Guarantor, as the case may be, shall be the continuing corporation, or the successor corporation (if other than such Issuer or the Guarantor) shall be (a) with respect to GE Capital, a corporation organized and existing under the laws of the United States of America or a state thereof, (b)

with respect to GE Capital Australia Funding, a corporation incorporated under the laws of Australia or any political subdivision thereof, (c) with respect to GE Capital Canada Funding, a corporation incorporated under the laws of Canada or any province of territory thereof, (d) with respect to any Irish Issuer, a company incorporated under the Companies Acts of Ireland, 1963-2009 and (e) with respect to each Additional Issuer, a corporation incorporated under the laws of the country of incorporation or organization of such Issuer, and in each case such successor corporation shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Notes and coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement, the Notes and the Guarantee to be performed by such Issuer or the Guarantor, as the case may be, executed and delivered to the Fiscal and Paying Agent by such corporation, and (ii) such Issuer or the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenants or conditions.
  (b)        In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the relevant Issuer or the Guarantor, as the case may be, with the same effect as if it had been named herein as such Issuer or the Guarantor, and such Issuer or the Guarantor shall be relieved of any further obligation under this Agreement and under the Notes and coupons, if any, and may be dissolved, wound up and liquidated at any time thereafter. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the relevant Issuer or the Guarantor, as the case may be, any or all of the Notes issuable hereunder together with any coupons appertaining thereto which theretofore shall not have been signed by such Issuer or the Guarantor and delivered to the Fiscal and Paying Agent; and, upon the order of such successor corporation, instead of such Issuer or the Guarantor and subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal and Paying Agent shall authenticate and shall deliver any Notes together with any coupons appertaining thereto which previously shall have been signed and delivered to the Fiscal and Paying Agent for that purpose. All Notes appertaining thereto shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all or such Notes had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes and coupons thereafter to be issued as may be appropriate.
  15.        Meetings of Holders of the Notes.
(a)        Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor may at any time call a meeting of the holders of the Notes of any or all Series, such meeting to be held at such time and at such place as such Issuer or the Guarantor shall determine, for the purpose of obtaining a waiver of or an amendment to any provision of this Agreement or the Notes of any Series (to the extent permitted in Section 18 hereof). For purposes of this Section, �holders of a global Bearer Note� shall be those persons shown on the records of Euroclear, Clearstream, Luxembourg, or another clearance system in which such Notes are held, as the case may be, as having interests in such global Bearer Note credited to their respective securities clearance accounts on the date on which notice of the meeting is given. Notice of any meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be (i) if any Bearer Notes of a Series affected are then outstanding, published prior to the date fixed for the meeting at least once a week for three successive weeks in one leading English language daily newspaper with general circulation in London, England, or, if publication in London is not practical, elsewhere in Western Europe and (ii) if any Registered Notes of a Series affected are then outstanding, mailed to the holders of then outstanding Registered Notes of each Series affected at their addresses as they shall appear on the books of the Registrar. The first publication or mailing of notice, in the case of Registered Notes, shall be made not less than 20 nor more than 180 days prior to the date fixed for such meeting. Such publication is expected to be made in the Financial Times. Notice of any meeting of holders of Bearer Notes that have been listed and/or admitted to trading on any stock exchange, competent authority and/or market shall be published in accordance with the applicable rules and regulations promulgated by such exchange, competent authority and/or market. To be entitled to vote at any meeting of holders of Notes a person shall be (i) a holder of one of more Notes of the relevant Series with respect to which such meeting is being held or (ii) a person appointed by an instrument in writing as proxy by the holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of the holders of the Notes of any Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the relevant Issuer, the Guarantor and their counsel.
(b)        The persons entitled to vote a majority in principal amount of the Notes of the relevant Series at the time outstanding shall constitute a quorum for the purpose of obtaining any such waiver or amendment. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting. In the absence of a quorum within 30 minutes of the time appointed for any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be published only once, but must be mailed or published not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote 25% in principal amount of the Notes of the relevant Series at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes of the relevant Series which shall constitute a quorum.
(c)        At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution with respect to such waiver or amendment shall be effectively passed and decided if passed and decided by the favorable vote of persons entitled to vote the lesser of (i) a majority in the principal amount of the Notes of the relevant Series then outstanding or (ii) 75% in principal amount of such Notes represented and voting at the meeting. Any Noteholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present and voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting). Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Section shall be conclusive and binding on all the Noteholders of the relevant Series whether or not present or represented at the meeting.

(d)        The holding of definitive Bearer Notes of the relevant Series for purposes of this Section shall be proved by the production of such Notes or by a certificate executed by any trust company, bank, banker or recognized securities dealer satisfactory to the relevant Issuer and the Guarantor, wherever situated, if such certificate shall be deemed by such Issuer and the Guarantor to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Note of the relevant Series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more such Bearer Notes specified therein. The holding of an interest in any global Bearer Note of the relevant Series shall be proved by a certificate of Euroclear, Clearstream, Luxembourg or another clearance system in which such Notes are held, as the case may be. The holding by the person named in any such certificate of any such Bearer Note or interest in a global Bearer Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Note or interest in a global Bearer Note shall be produced, (ii) such Bearer Note specified in such certificate shall be produced by some other person or (iii) such Bearer Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or New York Stock Exchange member firm satisfactory to the relevant Issuer and the Guarantor.
(e)        Each Issuer and the Guarantor shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes of the relevant Series represented at the meeting. At any meeting each Noteholder of the relevant Series or proxy shall be entitled to one vote for each $1,000 (or the equivalent thereof in any foreign or composite currency) of principal amount (in the case of Original Issue Discount Notes of the relevant Series, such principal amount thereof that would be due and payable as of the date of such meeting upon a declaration of acceleration of the maturity thereof pursuant to Section 8) of such Notes held or represented by such Noteholder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note of the relevant Series challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.
(f)        The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of such Noteholders or proxies and on which shall be inscribed the principal amount (in the case of Original Issue Discount Notes of the relevant Series, such principal amount thereof that would be due and payable as of the date of such vote upon a declaration of acceleration of the maturity thereof pursuant to Section 8) and the identifying number or numbers of the Notes of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record will show the principal amount of the Notes (in the case of Original Issue Discount Notes, such principal amount thereof that would be due and payable as of the date of such vote upon a declaration of acceleration of the maturity thereof pursuant to Section 8) voting in favor of or against any resolution. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the relevant Issuer or the Guarantor and the other to the Fiscal and Paying Agent to be preserved by the Fiscal and Paying Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
  16.        Consent of Holders.
(a)        Any authorization, direction, notice, consent, waiver, amendment or other action provided by the provisions of this Agreement or the Notes of any Series to be given or taken by holders (which term as used in this Section shall mean with respect to any global Bearer Note those persons shown on the records of Euroclear, Clearstream, Luxembourg and/or another clearance system, as the case may be, as having interests in such global Bearer Note credited to their respective securities clearance accounts) of Notes of such Series may be embodied in and evidenced by one or more instruments of substantially similar tenor, listing the serial number of the Note or Notes of such Series in respect of which each such instrument is submitted, signed by the requisite number of such holders in person or by their agent duly appointed in writing; and, except as herein or therein expressly provided, any such instrument shall become irrevocable when delivered, and such action shall become effective when such instrument signed by such holders is delivered to the Fiscal and Paying Agent or other paying agency of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. Proof of execution of any such instrument or of a writing appointing any such agent by the holder of any such Note shall be sufficient for any such purpose of this Agreement or such Notes and conclusive in favor of (i) the Fiscal and Paying Agent or other paying agency of such Issuer and the Guarantor and (ii) such Issuer and the Guarantor if made in the manner provided in this Section.
(b)        The fact and date of execution of any such instrument and the fact that any person is the holder of the Note or Notes of any Series of which the serial numbers are listed in such instrument may be proved by the certificate of a financial institution of recognized standing to such effect, or in any other manner which the relevant Issuer and the Guarantor deem sufficient.
(c)        Any authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder of such Note in respect of anything done, omitted or suffered to be done in reliance thereon, whether or not notation of such action is made upon such Note.
  17.        Stamp Taxes.   The relevant Issuer or the Guarantor will pay all stamp or other documentary taxes or duties, if any, to which the execution or delivery of this Agreement or the issuance of the Notes of any Series or any coupons appertaining thereto may be subject.
  18.        Modifications and Amendments.
(a)        This Agreement may be amended by the parties hereto, without the consent of the holder (which term as used in this Section shall mean with respect to any global Bearer Note those persons shown on the records of Euroclear, Clearstream, Luxembourg or another clearance system, as the case may be, as having interests in such global Bearer Note credited to their respective securities clearance accounts) of any Note, for the purposes of (i) providing for the issuance of Notes pursuant to Section 2 hereof; (ii) curing any ambiguity or correcting or supplementing any provision contained herein which may be defective or inconsistent with any other provision contained herein; (iii) adding to the covenants of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor for the protection of the holders of all or any Series of the Notes; (iv) effecting any assumption of the relevant Issuer�s or the Guarantor�s obligations hereunder and under the Notes or the Guarantee by a successor corporation pursuant to Section 14(a) of this Agreement; (v) evidencing and providing for the acceptance of appointment hereunder by a successor Fiscal and Paying Agent with respect to the Notes of one or more Series; or (vi) amending this Agreement in any other manner which the parties may mutually deem necessary or desirable and which shall not adversely affect the interests of the holders of the Notes of any Series outstanding on the date of such amendment. Nothing in this Agreement prevents the Issuers, the Guarantor and the Fiscal and Paying Agent from amending this Agreement in such a manner as to only have a prospective effect on Notes issued on or after the date of such amendment.
(b)        Modifications and amendments to this Agreement or the Notes of any Series or the Guarantee may also be made, and future compliance therewith or past Event of Default by the relevant Issuer or the Guarantor may be waived, by holders of not less than a majority in aggregate principal amount of the Notes of such Series (or, in each case, such lesser amount as shall have acted at a meeting of holders of such Notes, pursuant to Section 15 of this Agreement); provided, however, that no such modification or amendment to this Agreement or the Notes may, without the consent of the holders of each such Note of such Series affected thereby, (i) change the stated maturity of the principal of any such Note of such Series or extend the time for payment of interest thereon; (ii) change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof; (iii) reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration; (iv) change the currency of payment of principal of or any other amounts payable on any such Note; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note or the Guarantee; (vi) reduce the above-stated percentage of the principal amount of Notes of such Series the consent of whose holders is necessary to modify or amend this Agreement or the Notes of such Series or reduce the percentage of Note of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or (vii) modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.
(c)        Any such modification or amendments will be conclusive and binding on all holders of Notes of the relevant Series and on all future holders of such Notes, whether or not they have consented to such modifications or amendments and whether or not notation of such modifications or amendments is made upon the Notes of such Series.
  19.        Accession of Additional Issuers.   Each of the Issuers, the Guarantor and the Fiscal and Paying Agent acknowledge and agree that one or more additional Issuers (each, an �Additional Issuer�) may from time to time accede to this Agreement upon the terms and conditions set forth below. On and after the Accession Date (as defined below) with respect to an Additional Issuer, such Additional Issuer shall be bound by the terms of this Agreement and shall be entitled to all rights and benefits, and subject to all duties and obligations, of an Issuer hereunder.
(a)        Requirements as to Additional Issuers. Each Additional Issuer shall (i) be a Subsidiary (as hereinafter defined) of GE Capital and (ii) only issue Notes which are unconditionally and irrevocably guaranteed by GE Capital. As used herein, �Subsidiary� shall have the meaning as set forth in Rule 1-02(x) of Regulation S-X under the U.S. Securities Act of 1933, as amended.

(b)        Conditions Precedent to Accession. On or prior to the date on which an Additional Issuer shall accede as a party to this Agreement (the �Accession Date�), each of the following conditions precedents must be fulfilled:

(i)
such Additional Issuer, the Guarantor and the Fiscal and Paying Agent shall have executed and delivered an Issuer Accession Letter, substantially in the form attached hereto as Exhibit E (each, an �Issuer Accession Letter�), together with the attachments described therein;

(ii)
such Additional Issuer and the Guarantor shall certify to the Fiscal and Paying Agent the form of Notes to be executed and authenticated from time to time for each Series of Notes issued by such Additional Issuer as provided in Section 2(b) hereof, including the form of the Guarantee to appear thereon which shall be substantially in the form of Exhibit D-1 hereto, modified as appropriate to refer to such Additional Issuer;

(iii)
such Additional Issuer shall confirm that the Notes are being issued pursuant to authority granted by its Board of Directors or similar governing body, including any duly authorized committee thereof, and certify the persons who are Issuer Authorized Representatives of such Additional Issuer as provided in Section 3(a) hereof; and

(iv)
such Additional Issuer shall confirm that it has sent to each Agent under the Distribution Agreement an Issuer Accession Notice (as defined in the Distribution Agreement) and provide a copy of such Issuer Accession Notice to the Fiscal and Paying Agent together with such attachments as are described therein.

             20.         Notices to Parties.   All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, addressed to any party hereto as follows:

GE Capital:

General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927 U.S.A.
Attention:	Senior Vice President-Corporate Treasury
and Global Funding Operation
Facsimile:	+ 1 203 585 1191
Telephone:	+ 1 203 357 6199

GE Capital Australia Funding:

GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467) 572 Swan Street Richmond, Victoria 3121 Australia
Attention:	Vice President

Facsimile:	+61 2 8249 3582
Telephone:	+61 2 8249 3788

in each case with a copy to GE Capital in its capacity as Guarantor delivered in accordance with this Section 20;

GE Capital Canada Funding:

GE Capital Canada Funding Company
c/o General Electric Capital Canada Inc.
2300 Meadowvale Boulevard
Missisauga, Ontario
Canada L5N 5P9
Attention:	General Counsel
Facsimile:	+1 905 858 5710
Telephone:	+1 905 858 5243

in each case with a copy to GE Capital in its capacity as Guarantor delivered in accordance with this Section 20;

GE Capital European Funding: GE Capital UK Funding:

WIL House
Shannon Business Park
Shannon, Co. Clare
Ireland
Attention:	Company Secretary
Facsimile:	+353 61 362 010
Telephone:	+353 61 362 322

in each case with a copy to GE Capital in its capacity as Guarantor delivered in accordance with this Section 20;

Fiscal and Paying Agent:

The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Attention: Corporate Trust Services
Facsimile: +44 20 7964 2536
Telephone: +44 20 7964 7031/4288/5683
Email: corpsovamericas@bnymellon.com

Registrar and Transfer Agent:
The Bank of New York Mellon (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attention: Corporate Trust Services
Facsimile: +352 34 20 90 6035
Telephone: +352 34 20 90 5630
Email: LUXMB-CT_New_Issues@bnymellon.com
or at any other address of which either of the foregoing shall have notified the other in writing.
Any notice, direction, request or demand by any holder of Notes or coupons to or upon the Fiscal and Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal London office of the Fiscal and Paying Agent, addressed to the attention of its corporate trust office.
21.        Notices to and by Holders of the Notes.  Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will give notice promptly to the holders of the Notes of the termination of appointment of any paying agent of such Issuer and the Guarantor. Such notice shall be published in one leading English language daily newspaper with general circulation in London, England, or, if publication in London is not practical, elsewhere in Western Europe. Such publication is expected to be made in the Financial Times. Notice of termination of appointment of any paying agent to the holders of Notes that have been listed or admitted to trading on any stock exchange, competent authority and/or market shall be published in accordance with the applicable rules and regulations promulgated by such exchange, competent authority and/or market. Any notice to the holders of Notes by publication shall be deemed to have been given on the date of such publication, or if published in newspapers on different dates, on the date of the first such publication.
So long as no definitive Notes are in issue in respect of a particular Series, there may, so long as the global Note(s) for such Series is or are held in its or their entirety on behalf of Euroclear, Clearstream, Luxembourg and/or another clearance system, as the case may be, and the Notes for such Series are not listed and/or admitted to trading on a stock exchange, competent authority and/or market (or, if so listed or admitted to trading, for so long as the relevant stock exchange, competent authority and/or market so permits), be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear, Clearstream, Luxembourg and/or such other clearance system for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear, Clearstream, Luxembourg and/or such other clearance system.
Notices to be given by a Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any Notes are represented by a global Note, such notice may be given by a Noteholder to the Fiscal and Paying Agent via Euroclear, Clearstream, Luxembourg and/or another clearance system, as the case may be, in such manner as the Agent and Euroclear, Clearstream, Luxembourg and/or such other clearance system may approve for this purpose.

22.        Business Day.  For the purposes of this Agreement, �Business Day� shall mean, unless otherwise specified in the form of Notes certified to the Fiscal and Paying Agent pursuant to Section 2(b) hereof or contained in the Corporate Order delivered pursuant to Section 2(c) hereof with respect to a particular Series of Notes, any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the principal financial center of the country in which the relevant Issuer is incorporated, (ii) the principal financial center of the country of the currency in which the Notes are denominated, (iii) London, England, and (iv) any additional financial center specified in the applicable Final Terms or Securities Note (as the case my be); provided, however, that with respect to Notes denominated in Euro, such day is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open. For purposes of this definition, the principal financial center of the United States is New York, the principal financial center of Australia is Sydney and Melbourne and the principal financial center of Canada is Toronto, Ontario.
23.        Central Bank Reporting Requirements.  In addition to its other duties set forth in this Agreement, the Fiscal and Paying Agent is hereby designated as the relevant Issuer�s and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor�s agent for the purpose of complying with notification, reporting or other applicable requirements of the various central banks or similar monetary authorities regulating Notes issued in Specified Currencies other than U.S. dollars. Without limiting the generality of the foregoing, at the date hereof such duties shall include the information reporting requirements of the Bank of England with respect to any Series of Notes where the Specified Currency is Pounds Sterling.
24.        Governing Law.  THIS AGREEMENT, THE NOTES AND ANY COUPONS APPERTAINING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A.
25.        Consent to Service.  Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor has designated the Senior Vice President-Corporate Treasury and Global Funding Operation of each Issuer and the Guarantor as authorized agent for service of process in any legal action or proceeding arising out of or relating this Agreement, the Notes or the Guarantees brought in any federal or state court in the Borough of Manhattan, the City of New York, State of New York and irrevocably submit to the non-exclusive jurisdiction of such courts for such purposes (and only for such purposes) as long as there are any outstanding Notes.
26.        Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.
27.        Inspection of Agreement.  A copy of this Agreement shall be made available by the Fiscal and Paying Agent for inspection at all reasonable times at its office as stated in Section 20 and at the offices of the paying agents specified in the Notes.
28.        Descriptive Headings.    The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.
29.        Provisions Binding on Successors.  All the covenants, stipulations, promises and agreements in this Agreement contained by the relevant Issuer and (in the case of Notes issued by an

Issuer other than GE Capital) the Guarantor shall bind its successors and assigns whether so expressed or not.
30.        Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or officer of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of such Issuer or the Guarantor.
31.        Severability.  In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto, including GE Capital in its capacity both as Issuer and as Guarantor of Notes to be issued by Issuers other than GE Capital, have caused this Ninth Amended and Restated Fiscal and Paying Agency Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President - Corporate Treasury and Global Funding Operation

GE CAPITAL AUSTRALIA FUNDING PTY. LTD

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Authorized Signatory

GE CAPITAL CANADA FUNDING COMPANY

By:	/s/ Dennis R. Sweeney
Name:	Dennis R. Sweeney
Title:	Vice President

GE CAPITAL EUROPEAN FUNDING.

By:	/s/ Columba Glavin
Name:	Columba Glavin
Title:	Director

GE CAPITAL UK FUNDING

By:	/s/ Columba Glavin
Name:	Columba Glavin
Title:	Director

THE BANK OF NEW YORK MELLON as Fiscal and Paying Agent

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Senior Associate

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Registrar and Transfer Agent

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Authorized Signatory

APPENDIX 1
NEW GLOBAL NOTE PROVISIONS
In relation to each Series of Notes that are NGNs, the Fiscal and Paying Agent will comply with the following provisions:

1.
The Fiscal and Paying Agent will inform each of Euroclear and Clearstream, Luxembourg (the �ICSDs�), through the common service provider appointed by the ICSDs to service the Notes (the �CSP�), of the initial issue outstanding amount (�IOA�) for each Tranche on or prior to the relevant original issue date.

2.
If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers� interest in the Notes, the Fiscal and Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.
The Fiscal and Paying Agent will regularly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal and Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.
The Fiscal and Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.
The Fiscal and Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal and Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal and Paying Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.
The Fiscal and Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

1

APPENDIX 2
NEW SAFEKEEPING STRUCTURE PROVISIONS
In relation to each Series of Notes that are issued under the NSS, the Fiscal and Paying Agent will comply with the following provisions:

1.
The Fiscal and Paying Agent will inform each of Euroclear and Clearstream, Luxembourg (the �ICSDs�), through the common service provider appointed by the ICSDs to service the Notes (the �CSP�), of the initial issue outstanding amount (�IOA�) for each Tranche on or prior to the relevant original issue date.

2.
If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers� interest in the Notes, the Fiscal and Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.
The Fiscal and Paying Agent will regularly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal and Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.
The Fiscal and Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.
The Fiscal and Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal and Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal and Paying Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.
The Fiscal and Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

2

EXHIBIT A
GENERAL ELECTRIC CAPITAL CORPORATION
AND AFFILIATES
EURO MEDIUM-TERM NOTES AND OTHER DEBT SECURITIES
ADMINISTRATIVE PROCEDURES
April 6, 2010
Reference is made to Section 2(c) of the Eleventh Amended and Restated Euro Medium-Term Note Distribution Agreement, dated April 6, 2010 (as the same may be further amended or supplemented from time to time, the �Distribution Agreement�) pursuant to which Euro Medium-Term Notes and other debt securities (the �Notes�) are to be offered on a continuous basis by General Electric Capital Corporation (�GE Capital�), and each of the other Issuers named therein or made a party thereto from time to time (together with GE Capital, each an �Issuer�). Notes issued by each Issuer other than GE Capital will be unconditionally and irrevocably guaranteed by GE Capital (the �Guarantor�). Each of the Dealers named in the Distribution Agreement (each a �Dealer�) has agreed to use it best efforts to solicit offers to purchase the Notes. Each Dealer, as principal, may also purchase Notes for its own account and if it does so, the relevant Issuer, the Guarantor and such Dealer will enter into a terms agreement, as contemplated by the Distribution Agreement. Each Issuer and the Guarantor has reserved the right in the Distribution Agreement from time to time to appoint one or more additional persons either to solicit purchases of Notes from the relevant Issuer by others or to purchase Notes directly from the relevant Issuer as principal for resale to others, and any reference herein to �Dealer� shall include each such additional persons.
The Notes will be issued under a Ninth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 6, 2010, among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), The Bank of New York Mellon, as fiscal agent (in such capacity, the �Fiscal Agent�) and principal paying agent (in such capacity, the �Principal Paying Agent�), The Bank of New York Mellon (Luxembourg) S.A., as initial registrar and transfer agent as further amended or supplemented from time to time (the �Fiscal Agency Agreement�). Unless otherwise specified with respect to a particular series of Notes, the Fiscal Agent will also act as the authenticating agent (the �Authenticating Agent�) for the Notes. The Bank of New York Mellon (Luxembourg) S.A. will be the Registrar for the Registered Notes (as defined below) and will also perform the duties specified herein and in the Fiscal Agency Agreement. The Bank of New York Mellon will also act as Calculation Agent with respect to the Notes unless a different Calculation Agent is appointed by an Issuer or the Guarantor with respect to a specific series of Notes. If the relevant Issuer issues any Notes denominated in Hong Kong dollars, the Principal Paying Agent will act through one of its branches or agencies located outside of Hong Kong and will request of Euroclear and Clearstream, Luxembourg (each as defined below) that the common depositary or, as the case may be, the common safekeeper, act through an office outside of Hong Kong, or as may otherwise be required by applicable laws or regulations.
Series of Notes may be issued that will not be listed on any stock exchange. As used herein, the term �series of Notes� shall refer to all Notes having identical terms but for authentication date and public offering price, and the term �tranche of Notes� shall refer to all Notes having identical terms, including authentication date and public offering price.
Notes will bear interest at a fixed rate per annum (the �Fixed Rate Notes�), which may be zero in the case of certain original issue discount notes (the �OID Notes�), or at floating rates per annum (the �Floating Rate Notes�). Notes may be denominated in any currency, subject to any applicable laws and regulations (the �Specified Currency�). Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be) (each as defined below), the Notes of each tranche will be in bearer form (�Bearer Notes�) and will initially be represented by one or more temporary global Notes (each, a �Temporary Global Note�), without interest coupons attached, and will (i) if the Global Note (as defined below) is intended to be issued in new global note (�NGN�) form, as stated in the applicable Final Terms or Securities Note (as the case may be), be delivered on or prior to the original issue date of the tranche of Notes to a common safekeeper (the �Common Safekeeper�) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (�Euroclear�) and Cleamstream Banking, Soci�t� anonyme (�Clearstream, Luxembourg�); and (ii) if the Global Note is to be issued in classic global note (�CGN�) form, be delivered to a common depositary located outside the United States (the �Common Depositary�) for Euroclear and Clearstream, Luxembourg and subsequently by a permanent global Note (each, a �Permanent Global Note�) and/or one or more definitive Bearer Notes (each, a �Definitive Bearer Note�), with coupons, if any, attached.
If specified in the applicable Final Terms or Securities Note (as the case may be), Notes may also be issued in fully registered form (�Registered Notes�). If any Registered Note is issued in global form (each, a �Global Registered Note�), then: (i) if such Global Registered Note is intended to be issued under the new safekeeping structure (�NSS�) being implemented by Euroclear and Clearstream on or after July 1, 2010, then such Notes will be registered in the name of a nominee for Euroclear and Clearstream acting as the Common Safekeeper; and (ii) if such Global Registered Note is not intended to be issued under the NSS but instead will be registered in the name of a nominee for the Common Depositary for Euroclear and Clearstream under the classic safekeeping structure (�CSS�), then such Notes will continue to be issued in such manner without the use of a Common Safekeeper under the NSS.
As used in this Agreement, the term �Note� includes any Temporary Global Note, Permanent Global Note, Global Registered Note or Definitive Note issued pursuant to the Fiscal Agency Agreement and �Global Note� means (i) in the case of Registered Notes, a Global Registered Note and (ii) in the case of Bearer Notes, a Temporary Global Note or a Permanent Global Note.
References to �Bearer Notes� shall, except where otherwise indicated, include interests in a Temporary Global Note or Permanent Global Note as well as Definitive Bearer Notes and any coupons attached thereto. If so specified in the applicable Final Terms or Securities Note (as the case may be), a tranche or series of Notes may also be held in alternative clearance systems.
The Notes may be described in an Offering Document prepared by each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), which may be amended from time to time (the �Offering Document�). The terms of each tranche of Notes issued under the Fiscal Agency Agreement will be described in either:

(i)	a supplement to the Base Prospectus (each such supplement hereinafter referred to as the �Final Terms�). The term �Prospectus� is used herein

(ii)	to describe the Base Prospectus together with the applicable Final Terms unless the context otherwise requires; or

(iii)
a supplement to the Registration Document (each supplement hereinafter referred to as the �Securities Note�). The term �Registration Document� is used herein to describe the Registration Document together with the applicable Securities Note unless the context otherwise requires.

In case of any conflict between these Administrative Procedures and either the Distribution Agreement or the Fiscal Agency Agreement, the terms of the Distribution Agreement or the Fiscal Agency Agreement, respectively, shall govern. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Distribution Agreement or in the Fiscal Agency Agreement.
ADMINISTRATIVE PROCEDURES

Issuance:
Bearer Notes.     Each Bearer Note in global form which is intended to be issued in CGN form will be dated and issued as of the date of authentication by the Fiscal Agent. Each Bearer Note in global form which is intended to be issued in NGN form and is intended to be Eurosystem-eligible collateral (a �Eurosystem-eligible NGN�) will be dated and issued as of the date of both authentication by the Fiscal Agent and effectuation by the Common Safekeeper. Each Note will bear an original issue date, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Temporary Global Note or (ii) with respect to any Permanent Global Note or Definitive Bearer Note (or portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer Note, the original issue date of the predecessor Bearer Note, regardless of the date of authentication (and effectuation, as applicable) of such subsequently issued Bearer Note.

Each Bearer Note (including any global Note) and interest coupon, if any, will bear the following legend:

�Any United States person who holds this obligation will be subject to limitations under the United States Income Tax laws, including the limitations provided for in sections 165(j) and 1287(a) of the Code.�

Each Bearer Note issued by an Irish Issuer with a maturity of less than one year shall carry the title �Commercial Paper�, include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

�This Note is issued in accordance with an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Regulatory Authority of Ireland under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland and as amended by Schedule 3 of Part 4 of the Central Bank and Financial Services Authority of Ireland Act, 2004. [Insert name of relevant Irish Issuer] is not regulated by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Regulatory Authority of Ireland arising from the issue of Notes. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Regulatory Authority of Ireland.�

Registered Notes. Except as described below, each Registered Note will be dated and issued as of the date of its authentication by the Authenticating Agent. Each Registered Note will bear an original issue date, which will be (i) with respect to an original Registered Note (or any portion thereof), its original issuance date (which will be the settlement date), (ii) with respect to any Registered Note (or portion thereof) issued subsequently upon transfer or exchange of a Registered Note or in lieu of a destroyed, lost or stolen Registered Note, the original issuance date of the predecessor Registered Note, regardless of the date of authentication of such subsequently issued Registered Note and (iii) with respect to any Registered Note (or portion thereof) issued in exchange for an interest in a Permanent Global Note, the last date on which interest was paid on such Permanent Global Note or any predecessor Note.

Each Global Registered Note that is intended to be issued under the new safekeeping structure (�NSS�) being implemented by Euroclear and Clearstream on and after July 1, 2010 and is intended to be Eurosystem-eligible collateral (a �Eurosystem-eligible NSS�) will be: (i) dated and issued as of the date of both authentication by the Fiscal Agent and effectuation by the Common Safekeeper and (ii) registered in the name of a nominee for Euroclear and Clearstream acting as the Common Safekeeper. Each Global Registered Note that is not intended to be issued under the NSS but instead will be registered in the name of a nominee for the Common Depositary for Euroclear and Clearstream under the classic safekeeping structure (�CSS�), will continue to be issued in the manner prescribed in the preceding paragraph without the use of a Common Safekeeper under the NSS.

Each Registered Note issued by an Irish Issuer with a maturity of less than one year shall carry the title �Commercial Paper�, include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

�This Note is issued in accordance with an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland and as amended by Schedule 3 of Part 4 of the Central Bank and Financial Services Authority of Ireland Act 2004. [Insert name of relevant Irish Issuer] is not regulated by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland arising from the issue of Notes. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland.�

Registration:	Registered Notes will be issued only in fully registered form without coupons.

Guarantee:	Each Note issued by an Issuer other than GE Capital will have the Guarantee of the Guarantor endorsed thereon.
Transfers and
Exchanges:
Bearer Notes. For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, the right to which shall be vested, as against the Issuers, the Fiscal Agent and any Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms. Transfers of interests in a Temporary or Permanent

Global Note will be made by Euroclear or Clearstream, Luxembourg in accordance with its customary operating procedures. Title to definitive Bearer Notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not attached to a definitive Bearer Note, shall be subject to and bound by all the provisions contained in the definitive Bearer Note to which such coupon relates. The bearer of any definitive Bearer Note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times, by all persons and for all purposes as the absolute owner of such definitive Bearer Note or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon. Bearer Notes may be exchanged, if so provided in the applicable Final Terms or Securities Note (as the case may be), for Registered Notes.

Registered Notes. A Registered Note may be presented for transfer or exchange at the corporate trust office of the Registrar or any Transfer Agent appointed under the Fiscal Agency Agreement. Registered Notes will be exchangeable for other Registered Notes having identical terms but different denominations without service charge. Registered Notes will not be exchangeable for Bearer Notes.

Maturities:
Each Note will mature on a date from nine months or more from its date of issue; provided, however, Notes denominated in Specified Currencies other than US dollars may be subject to restrictions on maturities as provided for in the Distribution Agreement or as otherwise may be required by regulations of the applicable central bank or similar monetary authority of the country issuing the Specified Currency.

Specified Currency:
The currency denomination with respect to any Note and the payment of interest and the repayment of principal with respect to any such Note shall be as set forth therein and in the applicable Final Terms or Securities Note (as the case may be).

Denominations:
Notes will be issued in such denominations as may be agreed between the Issuer and the relevant Dealer(s) and as indicated in the applicable Final Terms or Securities Note (as the case may be) provided always that (i) the minimum denomination of each Note will be such as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency; and (ii) Notes issued by an Irish Issuer will be subject to a minimum denomination of �1,000 (or the equivalent in another Specified Currency). Notes issued by the Irish Issuer with a maturity date of less than one year will be subject to a minimum denomination of �125,000 or its foreign currency equivalent.

Global Notes and Definitive
Bearer and Registered Notes:	Bearer Notes. Until the 40th day following the date of issuance of any tranche of Bearer Notes or such other date as may be required to comply with the terms of Regulation S (�Regulation S�) under the U.S. Securities Act of 1933, as amended, as described in the Distribution Agreement (the �Exchange Date�), and until Final Certification (as defined below) in accordance with TEFRA D as described in the Distribution Agreement, such tranche of Bearer Notes will be represented by one or more Temporary Global Notes in bearer form without interest coupons. The relevant Issuer shall execute, and upon the instructions of the relevant Issuer the Authenticating Agent shall complete and authenticate, and with respect to a Eurosystem-eligible NGN the Authenticating Agent shall also instruct the Common Safekeeper to effectuate, such Temporary Global Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive Bearer Note. On or prior to the settlement date (which will normally be the original issue date) with respect to such Notes, the Authenticating Agent shall (i) with respect to a Temporary Global Note which is intended to be issued in NGN form, deposit the authenticated and effectuated Temporary Global Note with the Common Safekeeper and (ii) with respect to a Temporary Global Note which is intended to be issued in CGN form deposit the Temporary Global Note with the Common Depositary, in each case, in the manner specified below under �Settlement Procedures; Bearer Notes�. The interest of each beneficial owner of Bearer Notes represented by such Temporary Global Note will be credited to the appropriate account with Euroclear or Clearstream, Luxembourg, as specified below under �Interest � General; Bearer Notes�.

On or after the Exchange Date and provided that Final Certification (as described below) has occurred, the interest of the beneficial owners of the Notes represented by the Temporary Global Note shall be cancelled and such interests shall thereafter be represented by a Permanent Global Note or Definitive Bearer Notes or, if provided in the applicable Final Terms or Securities Note (as the case may be), by definitive Registered Notes. The interest of each beneficial owner of Bearer Notes represented by a Permanent Global Note will be credited to the appropriate account with Euroclear or Clearstream, Luxembourg.

The beneficial owner of an interest in a Permanent Global Note may, at any time, upon 30 days� written notice to the Fiscal Agent as provided in the Fiscal Agency Agreement given by such beneficial owner through either Euroclear or Clearstream, Luxembourg, as the case may be, exchange its beneficial interest in such Permanent Global Note for one or more Definitive Bearer Notes (or, if provided in the applicable Final Terms or Securities Note (as the case may be), a Registered Note) equal in aggregate principal amount to such beneficial interest. Upon receipt by the Fiscal Agent of an initial request to exchange an interest in a Permanent Global Note for a Definitive Bearer Note or Notes, all other interests in such Permanent Global Note shall, so long as Euroclear or Clearstream, Luxembourg shall so require, be exchanged for Definitive Bearer Notes. Such exchange shall occur at no expense to the beneficial owners as soon as practicable after the receipt of the initial request for Definitive Bearer Notes. After such exchange has occurred, all remaining interests in the Temporary Global Note will be exchangeable only for definitive Bearer Notes or (if so provided in the applicable Final Terms or Securities Note (as the case may be)) for definitive Registered Notes.

In all events, Bearer Notes will be delivered by the Fiscal Agent only outside the United States to non-U.S. persons.

Registered Notes. If the applicable Final Terms or Securities provides for the issuance of Global Registered Notes, then the relevant Issuer shall execute, and upon the instructions of the relevant Issuer, the Authenticating Agent shall complete and authenticate, and with respect to a Eurosystem-eligible NSS, the Authenticating Agent shall also instruct the Common Safekeeper to effectuate, such Global Register Note. On or prior to the settlement date (which will normally be the original issue date) with respect to such Notes, the Authenticating Agent shall (i) with respect to each Global Registered Note intended to be issued under the NSS, cause the note to be registered in the name of a nominee for the Common Safekeeper and deposit the authenticated and effectuated Global Registered Note with the Common Safekeeper and (ii) with respect to a Global Registered Note which is intended to be issued under the CSS, cause the note to be registered in the name of a nominee for the Common Depositary and deposit the Global Registered Note with the Common Depositary, in each case, in the manner specified below under �Settlement Procedures; Registered Notes�.

Final Certification:
Bearer Notes. Final Certification with respect to a Temporary Global Note shall mean the delivery by Euroclear or Clearstream, Luxembourg, as the case may be, to the Fiscal Agent of a signed certificate (a �Clearance System Certificate�) in substantially the form set forth in Exhibit B-1 to the Fiscal Agency Agreement with respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Notes, to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received certificates (�Certificates of Non-U.S. Beneficial Ownership�) in the form substantially set forth in Exhibit B-2 to the Fiscal Agency Agreement with respect to each of such Notes, which Certificates of Non-U.S. Beneficial Ownership shall be dated no earlier than ten days before the Exchange Date and shall be delivered by the account holders appearing on its records as entitled to such Notes.

Interest:
The following is a summary of terms of the Notes with respect to interest and is for informational purposes only; the terms of each Note as described in the applicable Final Terms and the Prospectus (in the case of Notes issued by way of the Prospectus)

or the applicable Securities Note and Registration Document (in the case of Notes issued by way of the Registration Document) shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Document.

General: Bearer Notes. Interest on each Bearer Note will accrue from and including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Bearer Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date; provided, however, that in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, each interest payment will include interest accrued from and including the date of issue or from but excluding the fifteenth calendar day preceding the next preceding Interest Payment Date (whether or not such fifteenth calendar day is a Business Day), unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be); and provided, further, that interest in respect of any Interest Payment Date on any interest in a Temporary Global Note for which Final Certification has not been made shall not be paid until the occurrence of the earlier of (1) Final Certification with respect to such interest in such Temporary Global Note and (2) in the case of an Interest Payment Date occurring between the original issue date and the Exchange Date, delivery by Euroclear or Clearstream, Luxembourg, as the case may be, to the Fiscal Agent of a Clearing System Certificate dated no earlier than such Interest Payment Date to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received Certificates of Non-U.S. Beneficial Ownership with respect to such interests in the Temporary Global Note, which Certificates of Non-U.S. Beneficial Ownership shall have been dated no earlier than ten days before such Interest Payment Date and shall be signed by the account holders appearing on its records as entitled to such Notes.

Fixed Rate Bearer Notes. Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be), interest payments on Fixed Rate Bearer Notes will be made on the dates specified in the applicable Final Terms or Securities Note (as the case may be) and at maturity or upon any earlier redemption or repayment.

Floating Rate Bearer Notes. Interest payments will be made on Floating Rate Bearer Notes monthly, quarterly, semi-annually or annually. Except as provided below or as specified in the applicable Final Terms or Securities Note (as the case may be), interest will be payable, in the case of Floating Rate Bearer Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to �A� under �Settlement Procedures; Bearer Notes� below (�Settlement Procedure �A� �); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure �A� and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure �A� and, in each case, on the Maturity Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under �Payments of Principal and Interest � Bearer Notes� shall apply.

General: Registered Notes. Interest on each Registered Note will accrue from and including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Registered Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date, provided, however, that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest from and including the date of issue or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, through and including the Regular Record Date next preceding the Interest Payment Date, unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be); and provided, further, that at the Maturity Date, the interest payable will include interest accrued to but excluding the Maturity Date.

Fixed Rate Registered Notes. Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be), interest payments on Fixed Rate Registered Notes will be made on the dates specified in the applicable Final Terms or Securities Note (as the case may be) and at the Maturity Date; provided, however, that in the case of Registered Fixed Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Floating Rate Registered Notes. Interest payments will be made on Floating Rate Registered Notes monthly, quarterly, semiannually or annually. Except as provided below or as specified in the applicable Final Terms or Securities Note (as the case may be), interest will be payable, in the case of Floating Rate Registered Notes with a daily, weekly or monthly Interest

Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to �AA� below under �Settlement Procedures; Registered Notes� (�Settlement Procedure �AA� �); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure �AA�; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure �AA� and, in each case, on the Maturity Date; provided, however, that in the case of Registered Floating Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under �Payments of Principal and Interest � Registered Notes� shall apply.

Disclosure under Interest
Act (Canada):
In the case of Notes issued by GE Capital Canada Funding, whenever it is necessary to compute any amount of interest in respect of the Notes for a period (the �deemed year�) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be (i) calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and (ii) expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Calculation of Interest:
The following is a summary of terms of the Notes with respect to the calculation of interest and is for informational purposes only; the terms of each Note as described in the applicable Final Terms and the Prospectus (in the case of Notes issued by way of the Prospectus) or the applicable Securities Note and Registration Document (in the case of Notes issued by way of the Registration Document) shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Document.

Fixed Rate Notes. Interest will be calculated as specified in either (i) the Base Prospectus or as modified in the applicable Final Terms or (ii) the Securities Note (as the case may be).

Floating Rate Notes. Interest will be calculated as specified in either (i) the Base Prospectus or as modified in the applicable Final Terms or (ii) the Securities Note (as the case may be).
Payments of Principal
and Interest:	The following is a summary of terms of the Notes with respect to the payment of principal and interest and is for informational purposes only; the terms of each Note (as described in either (i) the Final Terms and the Base Prospectus or (ii) the Registration Document and the Securities Note (as the case may be)) and the Fiscal Agency Agreement shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

Bearer Notes. Except as otherwise provided in the Bearer Notes, payment of the principal amount of each Bearer Note at the Maturity Date thereof will be made only upon presentation and surrender of such Bearer Note to the Principal Paying Agent or any Paying Agent outside the United States. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent or such Paying Agent and in turn by the holder of such Note. Bearer Notes presented to the Principal Paying Agent or a Paying Agent at the Maturity Date for payment will be cancelled or destroyed by such paying agent and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Bearer Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the Principal Paying Agent) and delivered to an address outside the United States by the Principal Paying Agent to the person entitled thereto or by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Except as specified in �Interest � General; Bearer Notes� above, interest on a Global Note shall be payable to the beneficial owner thereof through credit to the account of such owner or of the custodian bank of such owner with Euroclear or Clearstream, Luxembourg. On the occasion of each payment, (i) in the case of a CGN, the Paying Agent to which any Global Note was presented for the purpose of making the payment shall cause the appropriate schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is a NGN, the Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment. Except as otherwise provided in the Bearer Notes, interest on a definitive Bearer Note shall be payable to the holder of the appropriate coupon appertaining thereto only upon presentation and surrender of such coupon at the office of the Principal Paying Agent or any other Paying Agent outside the United States.

If any Fixed Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Bearer Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Fixed Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If the Maturity Date for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

Registered Notes. Except as otherwise provided in a Registered Note, the Principal Paying Agent will pay the principal amount of each Registered Note at the Maturity Date upon presentation and surrender of such Note to its offices. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent and in turn by the holder of such Note. Registered Notes presented to the Principal Paying Agent at the Maturity Date for payment will be cancelled or destroyed and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Registered Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the Principal Paying Agent) and mailed by the Principal Paying Agent to the person entitled thereto as provided in such Note and the Fiscal Agency Agreement or by wire transfer of immediately available funds. Following each Regular Record Date, the Principal Paying Agent will furnish the relevant Issuer with a list of interest payments to be made on the following Interest Payment Date for each Registered Note and in total for all Registered Notes. Interest at the Maturity Date will be payable to the person to whom the payment of principal is payable. The Principal Paying Agent will provide monthly to the relevant Issuer lists of principal and interest, to the extent ascertainable, to be paid on Registered Notes maturing or to be redeemed in the next month. The Principal Paying Agent will be responsible for withholding taxes on interest paid on Registered Notes as required by applicable law.

If any Fixed Interest Payment Date or the Maturity Date of a Fixed Rate Registered Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Fixed Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If the Maturity Date for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

Preparation of
Final Terms:
If any offer to purchase a tranche of Notes is accepted by or on behalf of the relevant Issuer, and the tranche of Notes is to be issued and documented by way of the Prospectus, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will prepare the final terms (the �Final Terms�) reflecting the terms of such tranche of Note and will deliver a copy of such Final Terms to the relevant Dealer as such Dealer shall request as soon as practicable, but in no event later than 5 Business Days following the date such offer to purchase Notes is accepted. The relevant Dealer will cause such Final Terms together with the Base Prospectus to be delivered to each purchaser of such tranche of Note. In addition, the relevant Issuer shall forward the Final Terms to the Fiscal Agent as soon as it becomes available but in no event later than the issue date.

In each instance that Final Terms are prepared, the Dealers receiving such Final Terms will affix the Final Terms to the Base Prospectus prior to their use. Outdated Final Terms, and the Base Prospectus to which they are attached (other than those retained for files), will be destroyed.

Preparation of
Securities Note:
If any offer to purchase a tranche of Notes is accepted by or on behalf of the relevant Issuer, and the tranche of Notes is to be issued by way of the Registration Document and documented in a securities note supplemental to the Registration Document, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will prepare such securities note (the �Securities Note�) reflecting the terms of such tranche of Note and will deliver a copy of such Securities Note to the relevant Dealer as such Dealer shall request as soon as practicable, but in no event later than 5 Business Days following the date such offer to purchase Notes is accepted. The relevant Dealer will cause such Securities Note together with the Base

Prospectus to be delivered to each purchaser of such tranche of Note. In addition, the relevant Issuer shall forward the Securities

Note to the Fiscal Agent as soon as it becomes available but in no event later than the issue date

In each instance that a Securities Note is prepared, the Dealers receiving such Securities Note will affix the Securities Note to the Registration Document prior to their use. Outdated Securities Notes, and the Registration Document to which they are attached (other than those retained for files), will be destroyed.

Settlement:
The receipt by the relevant Issuer of immediately available funds in exchange for: (i) in the case of a Global Note issued in CGN form, the delivery of an authenticated Temporary Global Note to the Common Depositary; or (ii) in the case of a Global Note issued in NGN form, the delivery of an authenticated Temporary Global Note to, and which is then effectuated by, the Common Safekeeper, in each case, in the manner described in �Settlement Procedures; Bearer Notes� below; or (iii) in the case of a Global Registered Note held under the CSS, an authenticated Global Registered Note, completed by appending the Final Terms to the executed blank Note previously delivered by the Issuer, and authenticated by and registered in the name of a nominee for the Common Depository; or (iv) in the case of a Global Registered Note issued under the NSS, the delivery of an authenticated Global Registered Note, completed by appending the Final Terms to the executed blank Note previously delivered by the Issuer, and which is then effectuated by, and registered in the name of a nominee for, the Common Safekeeper, in each case shall constitute �settlement� with respect to such Note. All orders accepted by the relevant Issuer will be settled on such date as the relevant Issuer and the purchaser shall agree upon.

Settlement Procedures;
Bearer Notes:	Settlement Procedures with regard to each Bearer Note sold by each Issuer to or through a Dealer shall be as follows:

A.	The relevant Dealer will advise the relevant Issuer by telephone that such Note is initially a Bearer Note and of the following settlement information:

	1.	Principal amount.

	2.	Maturity Date.

3.
In the case of a Fixed Rate Bearer Note, the Fixed Interest Rate, the Interest Payment Period, the Fixed Interest Payment Dates, the Determination Dates, the Interest Commencement Date, the Fixed Day Count Fraction, and whether such Note is an Amortizing Note and, if so, the amortization schedule.

In the case of a Floating Rate Bearer Note, the Initial Interest Rate (if known at such time), the Interest Payment Dates, the Interest Payment Period, the Calculation Agent, the Base Rate, the Index Maturity, the Interest Reset Period, the Interest Determination Date, the Interest Reset Dates, the Spread or Spread Multiplier (if any), the Minimum Interest Rate (if any), the Maximum Interest Rate (if any), the Alternate Rate Event Spread (if any) and the Floating Day Count Fraction.

4.	Redemption or repayment provisions, if any.

5.	Settlement date and time.

6.	Issue Price.

7.	Denominations.

8.	Specified Currency.

9.	Ranking.

10.	Dealer�s commission, if any, determined as provided in the Distribution Agreement.

11.	Dealer�s account number at Clearstream or the Euroclear Operator.

12.	Whether the Global Note constituting the Notes will be issued in CGN form or NGN form.

13.	Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

14.
Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

15.	Whether the Note is an Extendible Note, and if it is an Extendible Note, the Initial Maturity Date, the Election Date and the Final Maturity Date.

	16.	If applicable, wire transfer instructions including name of banking institution where transfer is to be made and account number.

17.
Whether such Note is to be listed on the Official List of the UK Listing Authority (the �UKLA�) and admitted to trading by the London Stock Exchange, the Singapore Exchange Securities Trading Limited or on or by any other stock exchange, competent authority and/or market.

	18.	Any other applicable terms.

B.
The relevant Issuer will advise the Fiscal Agent by telephone or electronic transmission confirmed in writing at any time on the sale date of the information set forth in Settlement Procedure A above. The relevant Issuer will also give the Fiscal Agent written instructions regarding the transfer of funds. The relevant Issuer will send a copy of such instructions to the relevant Dealer or Dealers.

The Fiscal Agent shall telephone each of Euroclear or Clearstream, Luxembourg with a request for a security code for each tranche agreed to be issued, which security code or codes will be notified by the Fiscal Agent to the relevant Issuer and the relevant Dealer or Dealers.

The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall prepare and cause to be delivered to the Fiscal Agent either (i) the applicable Final Terms supplemental to the Base Prospectus or (ii) the Securities Note supplemental to the Registration Document (as the case may be) describing the terms of the particular tranche of Notes.

C.	In accordance with the written instructions and the applicable Final Terms or Securities Note (as the case may be), the Fiscal Agent shall:

(i) with respect to Global Notes in CGN form, prepare, complete, by appending the Final Terms to the executed blank note previously delivered by the Issuer and authenticate a Temporary Global Note for each tranche which the relevant Issuer has agreed to sell, the settlement for which tranche is to occur on the settlement date. The Temporary Global Note will then be delivered to the Common Depositary. The Fiscal Agent will also give instructions to Euroclear or Clearstream, Luxembourg to credit the Notes represented by such Temporary Global Notes delivered to such Common Depositary to the Fiscal

Agent�s distribution account at Euroclear or Clearstream, Luxembourg, as the case may be; or

(ii) with respect to Global Notes in NGN form, prepare, complete, by appending the Final Terms to the executed blank note previously delivered by the Issuer and authenticate a Temporary Global Note for each tranche which the relevant Issuer has agreed to sell, the settlement for which tranche is to occur on the settlement date. The Temporary Global Note will then be delivered to the specified Common Safekeeper and, in the case of an NGN which is a Eurosystem-eligible NGN, the Fiscal Agent will instruct the Common Safekeeper to effectuate the same. The Fiscal Agent will also give instructions to Euroclear or Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant tranche of Notes and to credit the Notes represented by such Temporary Global Note delivered to such Common Safekeeper to the Fiscal Agent�s distribution account at Euroclear or Clearstream, Luxembourg, as the case may be.

In each case, the Fiscal Agent will instruct Euroclear or Clearstream, Luxembourg to debit, on the settlement date, from the distribution account of the Fiscal Agent the number of Notes of each Tranche with respect to which the relevant Dealer has solicited an offer to purchase and to credit, on the settlement date, such Notes to the account of such Dealer with Euroclear or Clearstream, Luxembourg against payment of the issue price of such Notes. Each relevant Dealer shall give corresponding instructions to Euroclear or Clearstream, Luxembourg.

D.
Euroclear and Clearstream, Luxembourg shall debit and credit accounts in accordance with instructions received by them. The Fiscal Agent shall pay the relevant Issuer the aggregate net proceeds received by it in immediately available funds via a transfer of funds to the account of the relevant Issuer with a bank selected by such Issuer notified to the Fiscal Agent from time to time in writing.

Settlement Procedures Timetable; Bearer Notes:	For sales by each Issuer of Bearer Notes to or through a Dealer, Bearer Settlement Procedures �A� through �D� above shall be completed on or before the respective times set forth below:

Settlement Procedure
	Bearer Notes	Time

	A	12:00 P.M. (NYC time) three days before settlement date

	B		9:00 A.M. (London time) two days before settlement date

	C		3:45 P.M. (London time) on day before settlement date

	D		5:00 P.M. (NYC time) on settlement date

Settlement Procedures; Registered Notes:	Settlement Procedures with regard to each Registered Note sold by each Issuer to or through a Dealer shall be as follows:

	AA.	The relevant Dealer will advise the relevant Issuer by telephone that such Note is a Registered Note and of the following settlement information:

		1.	Name in which such Note is to be registered (�Registered Owner�).

		2.	Address of the Registered Owner and address for payment of principal and interest.

3.
Taxpayer identification number of the Registered Owner (if available); the Dealer shall request that the purchasers of the Notes prepare a Form W-8BEN or other applicable form required by the United States Internal Revenue Code of 1986, as amended (the �Code�) and cause such form to be delivered to the Fiscal and Paying Agent on or prior to the settlement date.

		4.	Principal amount.

		5.	Maturity Date.

6.
In the case of a Fixed Rate Registered Note, the Fixed Interest Rate, the Interest Payment Period, the Fixed Interest Payment Dates, the Determination Dates, the Interest Commencement Date, the Fixed Day Count Fraction, and whether such Note is an Amortizing Note and, if so, the amortization schedule.

In the case of a Floating Rate Registered Note, the Initial Interest Rate (if known at such time), the Interest Payment Dates, the Interest Payment Period, the Calculation Agent, the Base Rate, the Index Maturity, the Interest Reset Period, the Interest Determination Date, the Interest Reset Dates, the Spread or Spread Multiplier (if any), the Minimum Interest Rate (if any), the

Maximum Interest Rate (if any), the Alternate Rate Event Spread (if any), the Floating Day Count Fraction and the Regular Record Dates.

7.	Redemption or repayment provisions, if any.

8.	Settlement date and time.

9.	Issue Price.

10.	Denominations.

11.	Specified Currency.

12.	Ranking.

13.	Dealer�s commission, if any, determined as provided in the Distribution Agreement.

14.	Whether the Note is issued with more than a de minimis amount of discount.

15.	Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

16.
Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

17.	Whether the Note is an Extendible Note, and if it is an Extendible Note, the Initial Maturity Date, the Election Date and the Final Maturity Date.

18.	If applicable, wire transfer instructions, including name of banking institution where transfer is to be made and account number.

19.
Whether such Note is to be listed on the Official List of the UKLA and admitted to trading by the London Stock Exchange, the Singapore Exchange Securities Trading Limited or on or by any other stock exchange, competent authority and/or market.

20.	Whether the Global Note constituting the Notes will be issued under the CSS or the NSS and whether it is intended to be Eurosystem-eligible collateral.

	21.	Any other applicable terms.

BB.
The relevant Issuer will advise the Fiscal Agent by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure �AA� above.

CC.
(i) Registered Notes in definitive form. The relevant Issuer will have delivered to the Authenticating Agent an executed blank Note. The Authenticating Agent will complete such executed blank Note by appending the Final Terms to such executed blank Note and authenticate such Note and deliver it through the Fiscal Agent (with the confirmation) to the relevant Dealer, and such Dealer will acknowledge receipt of the Note. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Dealer for payment to the account of the relevant Issuer, in funds available for immediate use, of an amount equal to the price of such Note less such Dealer�s commission, if any; provided however, the relevant Issuer and the Fiscal Agent may agree on different delivery procedures for definitive Registered Notes denominated in Specified Currencies other than U.S. dollars. In the event that the instructions given by such Agent for payment to the account of such Issuer are revoked, such Issuer will as promptly as possible wire transfer to the account of such Dealer an amount of immediately available funds equal to the amount of such payment made.

(ii) Global Registered Notes. In accordance with the written instructions and the applicable Final Terms or Securities Note (as the case may be), the Fiscal Agent shall:

(a)    with respect to Global Registered Notes to be issued under the CSS, prepare, complete, by appending the Final Terms to the executed blank Note previously delivered by the Issuer, and authenticate a Global Registered Note for each tranche which the relevant Issuer has agreed to sell, the settlement for which tranche is to occur on the settlement date. The Global Registered Note will be registered in the name of and delivered to the Common Depositary. The Fiscal Agent will also give instructions to Euroclear or Clearstream, Luxembourg to credit the Notes represented by such Global Registered Note delivered to such Common Depositary to the Fiscal Agent�s distribution account at Euroclear or Clearstream, Luxembourg, as the case may be; or

(b)    with respect to Global Registered Notes to be issued under the NSS, prepare, complete, by appending the Final Terms to the executed blank Note previously delivered by the Issuer, and authenticate a Global Registered Note for each tranche which the relevant Issuer has agreed to sell, the settlement for which tranche is to occur on the settlement date. The Global Registered Note will then be registered in the name of and delivered to the specified Common Safekeeper and, in the case of a Global Registered Note which is intended to be a Eurosystem-eligible NSS, the Fiscal Agent will instruct the Common Safekeeper to effectuate the same. The Fiscal Agent will also give instructions to Euroclear or Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant tranche of Notes and to credit the Notes represented by such Global Registered Note delivered to such Common Safekeeper to the Fiscal Agent�s distribution account at Euroclear or Clearstream, Luxembourg, as the case may be.

The Principal Paying Agent shall pay the relevant Issuer the aggregate net proceeds received by it in immediately available funds via a transfer of funds to the account of the relevant Issuer maintained at a bank selected by such Issuer notified to the Principal Paying Agent from time to time in writing.

DD.
(i)         Registered Notes in definitive form. Unless the relevant Dealer purchased such Note for its own account, such Dealer will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Dealer will obtain the acknowledgment of receipt of such Note. If the relevant Dealer purchased such Note for its own account, such Dealer will accept delivery of such Note against payment in immediately available funds, and will deliver an acknowledgement of receipt of such Note.

(ii)        Global Registered Notes. The receipt by the relevant Issuer of immediately available funds in exchange for (i) in the case of a Global Registered Note held under the CSS, an authenticated Global Registered Note, authenticated by, and registered in the name of, a nominee for the Common Depositary, or (ii) in the case of a Global Registered Note issued under the NSS, the delivery of an authenticated Global Registered Note to, and which is then effectuated by, and registered in the name of a nominee for, the Common Safekeeper, in each case shall constitute �settlement� with respect to such Global Registered Note.

EE.
Periodically, the Fiscal Agent will send to the relevant Issuer a statement setting forth the principal amount of the Registered Notes outstanding as of that date under the Fiscal Agency Agreement and setting forth a brief description of any sales of which such Issuer has advised the Fiscal Agent but which have not yet been settled.

Settlement Procedures Timetable; Registered Notes:
For sales by the relevant Issuer of Registered Notes to or through a Dealer, Registered Settlement Procedures �AA� through �DD� set forth above shall be completed on or before the respective times (London Time) set forth below:

Settlement Procedure; Registered
	Notes	Time

	AA	2:00 P.M. on day before settlement date

	BB	3:00 P.M. on day before settlement date

	CC	2:15 P.M. on settlement date

	DD	3:00 P.M. on settlement date

Failure to Settle:
Bearer Notes. If any Dealer shall have advanced its own funds for payment against subsequent receipt of funds from the purchaser and if a purchaser shall fail to make payment for a Note, such Dealer will promptly notify the relevant Issuer, the Fiscal Agent, the Principal Paying Agent, the Common Depositary or Common Service Provider appointed by the relevant Issuer and Common Safekeeper (as the case may be) and Euroclear and Clearstream, Luxembourg by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the relevant Issuer shall promptly instruct the Fiscal Agent to cancel the purchaser�s interest in the appropriate Temporary Global Note representing such Note. Upon (i) confirmation from the Fiscal Agent in writing (which may be given by facsimile) that the Fiscal Agent has cancelled such purchaser�s interest in such Temporary Global Note and (ii) confirmation from such Dealer in writing (which may be given by facsimile) that such Dealer has not received payment from the purchaser, the relevant Issuer will promptly pay to such Dealer an amount in immediately available funds equal to the amount previously paid by such Dealer in respect of such Bearer Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12:00 noon (New York City time)

on the Business Day following the settlement date. The Fiscal Agent and the Common Depositary will make or cause to be made such revisions to such Temporary Global Note (if the Temporary Global Note is a CGN) or the Fiscal Agent will instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records in each case (if the Temporary Global Note is a NGN) as are necessary to reflect the cancellation of such portion of such Temporary Global Note.

If a purchaser shall fail to make payment for the Note for any reason other than the failure of such Dealer to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Dealer shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the relevant Issuer will reimburse such Dealer on an equitable basis for such Dealer�s loss of the use of funds during the period when they were credited to account of such Issuer or the Fiscal Agent.

Immediately upon such cancellation, the Fiscal Agent will make appropriate entries in its records to reflect the fact that a settlement did not occur with respect to such Note.

Registered Notes. If a purchaser fails to accept delivery of and make payment for any Registered Note, the relevant Dealer will notify the relevant Issuer and the Fiscal Agent by telephone and return such Note to the Fiscal Agent. Upon receipt of such notice, the relevant Issuer will immediately wire transfer to the account of such Dealer an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If a purchaser shall fail to make payment for the Note for any reason other than the failure of such Dealer to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Dealer shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, then the relevant Issuer will reimburse such Dealer or the Principal Paying Agent, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of such Issuer. Immediately upon receipt of the Registered Note in respect of which such failure occurred, the Principal Paying Agent will mark such Note �cancelled�, make appropriate entries in the Principal Paying Agent�s records and send such Note to the relevant Issuer.

Notice of Issuance to
London Stock
Exchange:
The Fiscal Agent will provide information with respect to each tranche of Notes to be listed on the Official List of UKLA and admitted to trading by the London Stock Exchange to such Exchange and will advise the relevant Issuer and the relevant Dealer in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the UKLA and/or London Stock Exchange, the Dealers will provide the Fiscal Agent with secondary market information regarding any tranche of Notes listed on the London Stock Exchange and the Fiscal Agent will provide such information to the UKLA and the London Stock Exchange.

Notice of Issuance to
Any Other Stock
Exchange, Competent
Authority:
The Fiscal Agent will provide information with respect to each tranche of Notes to be listed or admitted to trading on any stock exchange, competent authority and/or market to such stock exchange, competent authority and/or market and will advise the relevant Issuer and the relevant Dealer in writing as to the effectiveness of the listing and or admission to trading of such Notes by the close of business on the related settlement date.

Listing:
The Fiscal Agent will, on a regular basis and as applicable, provide the UKLA and the London Stock Exchange and/or any other stock exchange, competent authority and/or market with such information as the UKLA and the London Stock Exchange or any other stock exchange, competent authority and/or market may require regarding any tranches of Notes that are listed on the Official List of the UKLA and admitted to trading on the London Stock Exchange or listed or admitted to trading on any other stock exchange, competent authority and/or market and are issued and outstanding.

EXHIBIT B-1
[FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
HOLDER OF EUROCLEAR, CLEARSTREAM, LUXEMBOURG ]
CERTIFICATE
[General Electric Capital Corporation]
[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]
[GE Capital Canada Funding Company]
[GE Capital European Funding]
[GE Capital UK Funding]
Euro Medium-Term Notes or Other Debt Securities
[Unconditionally Guaranteed by
General Electric Capital Corporation]
Represented by Temporary Global Note No.     .
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account [(A) are beneficially owned by persons that are not residents of Canada, except residents of Canada to whom the principal amount of Notes so beneficially owned has been sold and who acquired the same in compliance with the securities laws of Canada or of the applicable province or territory thereof; and (B)] (i) are owned by person(s) that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income tax regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (�United States person(s)�), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (�financial institutions�) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer�s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

B-1-1

As used herein, �United States� means the United States of America (including the States and the District of Columbia) and its �possessions� include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to $ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
We understand that this certification is required in connection with [certain securities laws of Canada and] certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.
Dated:
[To be dated no earlier than the 10th day before
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date]
[insert Exchange Date]]

[Name of Account Holder]

By:
(Authorized Signatory)

Name:
Title:

B-1-2

EXHIBIT B-2
[FORM OF CERTIFICATE TO BE GIVEN BY
EUROCLEAR, CLEARSTREAM, LUXEMBOURG]
CERTIFICATE
[General Electric Capital Corporation]
[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]
[GE Capital Canada Funding Company]
[GE Capital European Funding]
[GE Capital UK Funding]
Euro Medium-Term Notes or Other Debt Securities
[Unconditionally Guaranteed by
General Electric Capital Corporation]
Represented by Temporary Global Note No.         .
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our �Member Organizations�) substantially to the effect set forth in Exhibit B-1 to the Ninth Amended and Restated Fiscal and Paying Agency Agreement, as of the date hereof,                      principal amount of the above-captioned Notes [(A) is beneficially owned by persons that are not residents of Canada, except residents of Canada to whom the principal amount of Notes so beneficially owned has been sold and who acquired the same in compliance with the securities laws of Canada or of the applicable province or territory thereof; and (B)](i) is owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income tax regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (�United States persons�), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (�financial institutions�) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer�s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of

B-2-1

1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. As used herein, �United States� means the United States of America (including the States and the District of Columbia) and its �possessions� include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We further certify (i) that we are not making available herewith for exchange any portion of the temporary global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith are no longer true and cannot be relied upon as the date hereof.
We understand that this certification is required in connection with [certain securities laws of Canada and] certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.
Dated:
[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of redemption or acceleration prior to Exchange Date]
[insert Exchange Date]]

[EUROCLEAR BANK S.A./N.V.
as Operator of the Euroclear System]

[CLEARSTREAM BANKING, soci�t� anonyme]

[OTHER CLEARANCE SYSTEM]

By:

B-2-2

EXHIBIT C-1
[FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
HOLDER OF EUROCLEAR AND CLEARSTREAM, LUXEMBOURG]
CERTIFICATE
[General Electric Capital Corporation]
[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]
[GE Capital Canada Funding Company]
[GE Capital European Funding]
[GE Capital UK Funding]
Euro Medium-Term Notes or Other Debt Securities
[Unconditionally guaranteed by
General Electric Capital Corporation]
Represented by Permanent Global Note No.     .
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent Global Note and (ii) such persons desire to exchange              principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
This certification excepts and does not relate to $             of such interest in the above Notes in respect of which we do not desire to exchange for definitive Notes.
Dated:

[Name of Account Holder]

By:
Name:
Title:

C-1

EXHIBIT C-2
[FORM OF CERTIFICATE TO BE GIVEN BY
EUROCLEAR AND CLEARSTREAM, LUXEMBOURG]
CERTIFICATE
[General Electric Capital Corporation]
[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]
[GE Capital Canada Funding Company]
[GE Capital European Funding]
[GE Capital UK Funding]
Euro Medium-Term Notes or Other Debt Securities
[Unconditionally Guaranteed by
General Electric Capital Corporation]
Represented by Permanent Global Note No.       .
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our �Member Organizations�) substantially to the effect set forth in Exhibit C-1 to the Ninth Amended and Restated Fiscal and Paying Agency Agreement relating to such Notes, as of the date hereof, principal amount of the above-captioned Notes (i) is owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent Global Note and (ii) such persons desire to exchange              principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.
We further certify (i) that we are making available herewith for exchange all interests in the permanent global Note and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the permanent global Note submitted herewith are no longer true and cannot be relied upon as the date hereof.
Dated:

[EUROCLEAR BANK S.A./N.V.
as Operator of the Euroclear System]

[CLEARSTREAM BANKING, soci�t� anonyme]

[OTHER CLEARANCE SYSTEM]

C-2

EXHIBIT D-1
[FORM OF GUARANTEE TO BE ENDORSED ON NOTES]
1.        FOR VALUE RECEIVED, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the �Guarantor�), hereby unconditionally and irrevocably guarantees to the holder of the Note upon which this guarantee is endorsed the due and punctual payment of any and all amounts required to be paid upon said Note according to its terms, when, where and as the same shall become due and payable, whether on an interest payment date, at maturity, upon redemption or purchase or otherwise, in accordance with the terms thereof. Terms and expressions defined in the Ninth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 6, 2010, as it may be further amended or supplemented from time to time, among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital Canada Funding Company, GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. (as amended and supplemented from time to time, the �Fiscal Agency Agreement�), and the Notes shall have the same meanings herein, except as otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith.
2.        (a)        In case of failure by [GE Capital Australia Funding Pty. Ltd.] [GE Capital Canada Funding Company] [GE Capital European Funding] [GE Capital UK Funding] [Name of Additional Issuer acceding to the Fiscal Agency Agreement pursuant to Section 19 thereof] or its successors or assigns (the �Issuer�) punctually to pay any such amount, the Guarantor hereby agrees to cause such payment to be made punctually when, where and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Issuer. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Note, the absence of any action to enforce the same, the waiver or consent by the holder of the Note with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
           (b)        The Guarantor shall be subrogated to all rights of the holder of the Note against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all of the Notes shall have been paid in full or duly provided for.
           (c)        The Guarantor hereby waives notice of acceptance of this Guarantee and also waives notice of nonpayment of any and all amounts payable or in respect of said Note or any part thereof.
           (d)        This Guarantee is unsecured and ranks equally with all other unsecured and unsubordinated obligations of the Guarantor.
3.        (a)        The Guarantor will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Guarantor shall be the continuing corporation or the successor corporation (if other than the Guarantor) (the �successor corporation�) shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts

D-1-1

due under this Guarantee and the due and punctual performance of all of the covenants and obligations of the Guarantor under this Guarantee endorsed on all the Notes, by supplemental agreement satisfactory to the Fiscal and Paying Agent executed and delivered to such Fiscal and Paying Agent by the successor corporation and the Guarantor and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation.
           (b)        Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Guarantor under this Guarantee, with the same effect as if such successor corporation had been named as the Guarantor herein, and the Guarantor shall be released from its liability as Guarantor under this Guarantee and under the Fiscal Agency Agreement.
4.        The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors or by general principles of equity, including the limitation that specific performance, being an equitable remedy, is discretionary and may not be ordered, have been done and performed and have happened in due and strict compliance with all applicable laws.
5.        This Guarantee shall be construed in accordance with and governed by the laws of the State of New York, United States of America.
6.         This Guarantee is dated the date of the Note upon which it is endorsed.
IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

GENERAL ELECTRIC CAPITAL
CORPORATION

By:

D-1-2

EXHIBIT E
[FORM OF ISSUER ACCESSION LETTER]
ISSUER ACCESSION LETTER
[DATE]
GENERAL ELECTRIC CAPITAL CORPORATION
201 High Ridge Road
Stamford, CT 06927

Attention:	Senior Vice President - Corporate Treasury and Global Funding Operation
[Name of Additional Issuer]
[Address]
Attention:
THE BANK OF NEW YORK MELLON.
One Canada Square
London E14 5AL
United Kingdom
Attention:   [Manager, Institutional Trust Services]
Ladies and Gentlemen:
Reference is hereby made to the Ninth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 6, 2010 (the �Fiscal Agency Agreement�) among General Electric Capital Corporation, as an issuer and as guarantor (�GE Capital�), the other issuers named therein or acceded thereto (together with GE Capital, each an �Issuer�), The Bank of New York Mellon, as fiscal and paying agent (the �Fiscal and Paying Agent�), The Bank of New York Mellon (Luxembourg) S.A., as initial registrar and Luxembourg transfer agent pursuant to which Euro Medium-Term Notes and Other Debt Securities of each such Issuer are distributed from time to time. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Fiscal Agency Agreement.

1.
Pursuant to Section 19(b)(i) of the Fiscal Agency Agreement, this Issuer Accession Letter is being entered into by GE Capital, [Name of Additional Issuer] (the �Company�), the Fiscal and Paying Agent and the Paying Agent to provide for the accession of the Company as an Additional Issuer party to the Fiscal Agency Agreement as of the date hereof (the �Accession Date�).

2.
In accordance with Section 19(a) of the Fiscal Agency Agreement, GE Capital and the Company hereby confirm that the Company is a Subsidiary of GE Capital and that each Note issued by the Company shall be irrevocably and unconditionally guaranteed by GE Capital.

3.
In accordance with Section 19(b)(ii) and 19(b)(iii) of the Fiscal Agency Agreement, GE Capital and the Company hereby certify to the Fiscal and Paying Agent that each of the persons signing this Issuer Accession Letter on behalf of the GE Capital and the Company is an Issuer Authorized Representative as defined in Section 3(a) of the Fiscal Agency Agreement and that each of the forms of Notes, including the form of the Guarantee

E-1-1

appearing thereon, attached hereto as Annex A-1 through A-[    ] has been approved pursuant to the authority delegated to such Issuer Authorized Representative by the Board of Directors of each of GE Capital and the Company. In addition to the above, the following persons are Issuer Authorized Representatives of the Company: [List each Additional Issuer Authorized Representative, if any.]

4.
In accordance with Section 19(b)(iv) of the Fiscal Agency Agreement, the Company and the Guarantor hereby confirm that an Issuer Accession Notice has been sent to each of the Dealers party to the Distribution Agreement, a copy of which is attached hereto as Annex B.

5.
All notices to the Company under Section 20 of the Fiscal Agency Agreement shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission to the Company as follows (in each case with a copy to GE Capital at the address or facsimile number appearing in Section 20 of the Fiscal Agency Agreement):

[Company Name]
[Address]
Attention:

Phone:

Fax:
Please countersign where indicated below to indicate your acceptance and agreement to the foregoing, whereupon this Issuer Accession Letter shall become a valid and binding agreement of the parties as of the date first above written.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:
Title:

[NAME OF ADDITIONAL ISSUER]

By:

Name:
Title:

E-1-2

Accepted and Agreed:

THE BANK OF NEW YORK MELLON

By:

Name:
Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:

Name:
Title:

E-1-3